                                                                   EXHIBIT 10.26

                              COAL SUPPLY AGREEMENT

                                     Between

                            ANKER ENERGY CORPORATION
                                    as seller

                                       and

                      KEYSTONE ENERGY SERVICE COMPANY, L.P.
                                  as purchaser.

                              Dated April 1 , 1992

                              Cogeneration Facility
                           Logan Township, New Jersey

                                TABLE OF CONTENTS

                                                                                                     Page
ARTICLE I
DEFINED TERMS...................................................................................       2
    1.1   Calendar Periods......................................................................       3
    1.2   Singular and Plural...................................................................       3
    1.3   Sections of the Agreement.............................................................       3
    1.4   Terms of Art..........................................................................       3
    1.5   Certain Defined Terms.................................................................       4

ARTICLE II
TERM AND COMMENCEMENT OF DELIVERIES.............................................................       7
    2.1   Initial Term..........................................................................       7
    2.2   Extension of Term.....................................................................       8
    2.3   Commencement of Deliveries............................................................       9
    2.4   Conditions Precedent..................................................................      10
    2.5   Satisfaction of Conditions Precedent..................................................      11

ARTICLE III
SOURCE OF COAL..................................................................................      11
    3.1   Source................................................................................      11
    3.2   Dedication of Coal....................................................................      12
    3.3   Substitution..........................................................................      13

ARTICLE IV
QUANTITY, ESTIMATES AND ORDERS..................................................................      13
    4.1   Coal Requirements.....................................................................      13
    4.2   Estimates of Requirements.............................................................      13
    4.3   Monthly Orders........................................................................      14
    4.4   First Delivery of Coal................................................................      15
    4.5   Stockpiles............................................................................      15
    4.6   Coordination of Maintenance Periods...................................................      16
    4.7   Testing Quantities and Burn Tests.....................................................      17

ARTICLE V
POINT OF DELIVERY: METHOD OF DELIVERY...........................................................      17
    5.1   Point of Delivery.....................................................................      17
    5.2   Method of Delivery....................................................................      18
    5.3   Lay Time..............................................................................      18
    5.4   Demurrage.............................................................................      19
    5.5   Tie-Up Time...........................................................................      20
    5.6   Time of Delivery......................................................................      20
    5.7   Docking and Undocking.................................................................      20
    5.8   Notices of Shipments..................................................................      21
    5.9   Notice of Insurance...................................................................      23

                                 TABLE OF CONTENTS
                                    (continued)

                                                                                                    Page
ARTICLE VI
QUALITY.........................................................................................      23
    6.1   General Quality Provisions............................................................      23
    6.2   Rejection, Suspension and Contract Specifications.....................................      24
    6.3   Rejection of Coal.....................................................................      25
    6.4   Suspension of Shipments...............................................................      26
    6.5   Replacement Coal......................................................................      27
    6.6   Coal Handling or Operating Problems...................................................      28
    6.7   Adjustment of Price for New Specifications............................................      30
    6.8   Corrective Actions....................................................................      31
    6.9   Change in Law.........................................................................      31
    6.10  Testing of Coal with Volatility Less than 20 Percent..................................      31
    6.11  EXCLUSIONS AND WARRANTIES.............................................................      32

ARTICLE VII
PRICE...........................................................................................      32
    7.1   Base Price............................................................................      32
    7.2   Escalation of Base Price..............................................................      34
    7.3   Base Escalator........................................................................      34
    7.4   Adjustment of Price for Sulfur Content................................................      35
    7.5   Bituminous Coal.......................................................................      35
    7.6   New Base Escalator....................................................................      36
    7.7   Government Imposition.................................................................      38

ARTICLE VIII
PREMIUMS AND PENALTIES FOR VARIATIONS IN QUALITY................................................      38
    8.1   Calculation and Billing of Premiums and Penalties.....................................      38
    8.2   Premiums and Penalties for Calorific Value............................................      38
    8.3   Premiums and Penalties for Ash........................................................      39
    8.4   Premiums and Penalties for Sulfur.....................................................      40

ARTICLE IX
BILLING AND PAYMENT.............................................................................      41
    9.1   Billing...............................................................................      41
    9.2   Payment...............................................................................      43
    9.3   Disputed Invoices.....................................................................      43
    9.4   Records of Seller.....................................................................      44

ARTICLE X
WEIGHING, SAMPLING AND ANALYSIS.................................................................      44

    10.1  Weighing..............................................................................      44
    10.2  Sampling..............................................................................      45
    10.3  Analysis..............................................................................      46
    10.4  Referee Analysis......................................................................      48

ARTICLE XI
FORCE MAJEURE,..................................................................................      48
    11.1  Definition of Force Majeure...........................................................      48
    11.2  Consequence of Force Majeure..........................................................      50
    11.3  Events Beyond Control of a Party......................................................      52
    11.4  Termination for Force Majeure.........................................................      53

ARTICLE XII
DEFAULTS AND REMEDIES...........................................................................      53
    12.1  Events of Default.....................................................................      53
    12.2  Remedies for Default..................................................................      55
    12.3  Waiver of Default.....................................................................      56
    12.4  Cumulative Remedies...................................................................      56
    12.5  No Consequential Damages..............................................................      56

ARTICLE XIII
REPRESENTATIONS, WARRANTIES AND COVENANTS.......................................................      57
    13.1  Seller's Representations and Warranties...............................................      57
    13.2  Representations and Warranties of Keystone............................................      58
    13.3  Special Covenants of Seller...........................................................      60
    13.4  Special Covenants of Keystone.........................................................      60

ARTICLE XIV
INDEMNIFICATION.................................................................................      62
    14.1  Seller Indemnity......................................................................      62
    14.2  Keystone Indemnity....................................................................      63
    14.3  Indemnity for Warranties and Other Matters............................................      63
    14.4  Effect of Indemnification.............................................................      64
    14.5  Notice and Legal Defense..............................................................      64
    14.6  Failure to Defend Claim...............................................................      65
    14.7  Joint Cause...........................................................................      66
    14.8  Survival..............................................................................      66

ARTICLE XV
NOTICES.........................................................................................      66
    15.1  Notices...............................................................................      66

ARTICLE XVI
ASSIGNMENT......................................................................................      67
    16.1  Assignments...........................................................................      67
    16.2  Assignment to Financing Parties.......................................................      68
    16.3  Successors and Assigns................................................................      70

ARTICLE XVII
INSURANCE.......................................................................................      71
    17.1  Seller Coverages......................................................................      71
    17.2  Restrictions on Seller Coverages......................................................      71
    17.3  Seller Subcontractor Coverages........................................................      72
    17.4  Keystone Coverages....................................................................      72
    17.5  Restrictions on Keystone Coverages....................................................      73
    17.6  Endorsements..........................................................................      73
    17.7  Certificates..........................................................................      74

ARTICLE XVIII
ARBITRATION.....................................................................................      74
    18.1  Arbitration...........................................................................      74
    18.2  Price and Payment During Arbitration..................................................      75
    18.3  Survival of Provisions................................................................      76

ARTICLE XIX
MISCELLANEOUS PROVISIONS........................................................................      76
    19.1  Rounding..............................................................................      76
    19.2  Consequences of Termination...........................................................      76
    19.3  Amendments; Waiver....................................................................      77
    19.4  Severability..........................................................................      77
    19.5  Governing Law.........................................................................      77
    19.6  Independent Contractor:  No Partnership...............................................      78
    19.7  Captions, Exhibits and the Table of Contents..........................................      78
    19.8  Entire Agreement......................................................................      78
    19.9  Counterparts..........................................................................      79
    19.10 Confidentiality.......................................................................      79
    19.11 Attorney Fees.........................................................................      80
    19.12 Right to Visit........................................................................      80
    19.13 Further Assurances....................................................................      80

                                TABLE OF EXHIBITS

Exhibit   Description
-------   -----------
   A      Description of the Facility

   B      Description of the Mines

   C      Typical Coal Specifications

   D      Article 5.1B(ii) of the Agreement for Purchase of Electric Power

   E      Billing and Premium Calculation Examples

                              COAL SUPPLY AGREEMENT

            This COAL SUPPLY AGREEMENT (the "Agreement"), entered into this 1st day of April, 1992, is by and between ANKER ENERGY CORPORATION, a Delaware corporation referred to herein as "Seller" and KEYSTONE ENERGY SERVICE COMPANY, L.P., a Delaware limited partnership referred to herein as "Keystone."

                                    RECITALS

            WHEREAS, Keystone intends to cause a cogeneration facility to be financed, designed, constructed, owned, operated, maintained and to be located on a site owned by Keystone in Logan Township, New Jersey (the "Facility");

            WHEREAS, it is contemplated that the Facility will produce steam and electricity and will burn coal with the specifications set forth in this Agreement as a source of fuel;

            WHEREAS, Seller and its affiliates are engaged in the mining and selling of coal for use as fuel in boilers to produce steam;

            WHEREAS, Keystone desires to purchase 100% of the coal requirements of the Facility from Seller, and Seller desires to supply, sell, and deliver 100% of the Facility's coal requirements for testing, start-up and operation on the terms and conditions set forth herein;

            WHEREAS, Keystone will sell electricity generated at the Facility to Atlantic City/Electric Company ("Atlantic Electric") under an Agreement for Purchase of Electric Power dated as of August 25, 1988, as amended, and Keystone will sell steam and electricity produced at the Facility to Monsanto Chemical Company ("Monsanto") under a Steam Supply Agreement dated as of November 22, 1988 and an Electric Power Sales Agreement dated as of November 22, 1988, and the coal requirements will depend upon the quantity of steam and electricity purchased pursuant to those agreements; and

            WHEREAS, Seller will contract for necessary rail and waterborne transportation of the coal from the Mines (as defined in Section 3.1) to the Point of Delivery at the Facility.

            NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller and Keystone hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS

            Some of the terms used in this Agreement are defined in this Article
I. Other terms are defined in the opening paragraph and in the recitals. Additional terms are defined at the points where such terms are first used. Except for the defined terms set forth in Sections 1.1 and 1.4 below, the first letter of a defined term is capitalized.

             1.1 Calendar Periods. The terms "day", "week", "month", and "quarter" shall mean, respectively, a period of 24 hours commencing at 12:01 a.m. local time, a period of seven days beginning at 12:01 a.m. on Sunday, a calendar month, a calendar quarter. The term "year" shall mean a period of 365 days, except that if February has 29 days during any such period, the term "year" shall mean a period of 366 days.

            1.2 Singular and Plural. The singular of a defined term shall include the plural and the plural shall include the singular as the context requires.

            1.3 Sections of the Agreement. The term "Section" when used in combination with a section number refers to that Section of this Agreement. Numbered Sections of this Agreement do not include the word "Section" immediately prior to such number.

            1.4 Terms of Art. Certain terms used in this Agreement are terms of art in the coal and electric generation industries and have commonly understood meanings. Examples include, but are not limited to, terms such as "Btu," "as received," "steam," "ash" and other terms of this nature. The parties hereto agree that such terms shall have such commonly understood meanings and that it is not necessary to define such terms.

            1.5 Certain Defined Terms: "Applicable Law" means any valid law, rule, regulation, ordinance, order, statute, code, judgment, directive, decree, injunction, Permit or similar norm of decision of any Federal, state or local government, authority, agency, court or other body having jurisdiction over the matter in question including interpretation or enforcement thereof.

            "Affiliate", as applied to any entity, means any other entity directly or indirectly controlling, controlled by, or under common control with, that entity.

            "ASTM" means the American Society for Testing Materials.

            "Commercial Operation Date" means the date which is the initial date of commercial operation of the Facility.

            "Facility" means the cogeneration facility described in Exhibit A attached hereto, including all additions, replacements and substitutions thereto, which Keystone shall cause to be built and operated on the Site.

            "Financial Closing Date" means the date on which Keystone first has access but for conditions to continued funding contained in the Financing Documents, to funds provided by the Financing Parties sufficient for the purpose of constructing and completing the Facility.

            "Financing Documents" means any and all loan agreements, notes, indentures, security agreements, subordination agreements, mortgages, partnership agreements, subscription agreements, participation agreements and other documents relating to the construction, interim and long-term financing (both debt and equity) of the Facility and any refinancing of the Facility (including a leveraged lease), including any and all modifications, extensions, renewals and replacements of any such financing or refinancing.

            "Financing Parties" means any and all equity participants (other than Keystone and its affiliates), lenders and lessors providing funds for the construction, interim or long-term financing (including any refinancing thereof, including a leveraged lease) of the Facility, and any trustee or agent acting on their behalf.

            "GDP Deflator" means the preliminary (i.e., second published) Gross Domestic Product Implicit Price Deflator for a calendar quarter as currently published in the United States Department of Commerce, Bureau of Economic Analysis publication entitled Survey of Current Business. Adjustments to rates, fees, prices, premiums and penalties which are to be made annually based on the GDP Deflator shall be calculated as follows:
The existing rate, fee, price premium or penalty shall be increased or decreased as of January 1 of each year of the Term hereof commencing on January 1, 1994 by the percentage change in the index number of the GDP Deflator for the calendar quarter immediately preceding such January 1 from the index number of the GDP Deflator for the fourth quarter of the preceding calendar year. If the GDP Deflator ceases to exist or becomes unavailable, the parties shall agree to a substitute index that reasonably measures inflation for all goods and services within the United States.

            "Independent Laboratory" shall mean Commercial Testing and Engineering Company.

            "Operating Year" shall mean the period beginning with the Commercial Operation Date and ending one year thereafter, and thereafter shall mean each one-year period beginning with each anniversary of the Commercial Operation Date.

            "Permit" means any valid waiver, exemption, variance, franchise, permit, authorization, license or similar order of or from any Federal, state or local government, authority, agency, court or other body having jurisdiction over the matter in question, as in effect from time to time.

            "Preliminary Operation Date" means the date that the Facility commences preliminary operations for testing.

            "Shipment" shall mean a quantity of not less than 7,000 Tons nor more than 7,500 Tons of coal delivered to Keystone, as described in Section 5.2.

            "Site" means the tract of land owned by Keystone on which the Facility will be constructed.

            "Term" means the Initial Term and any Extended Terms.

            "Ton" means a short Ton of 2,000 pounds avoirdupois weight.

                                   ARTICLE II

                       TERM AND COMMENCEMENT OF DELIVERIES

            2.1 Initial Term. This Agreement shall be effective from the date hereof (the "Effective Date") and, unless earlier terminated in accordance with the provisions hereof, shall continue for an initial term which shall end 20 Operating Years after the Commercial Operation Date (the "Initial Term").

            2.2 Extension of Term. Upon the expiration of the Initial Term and, if applicable, any Extended Term, this Agreement shall automatically extend for a term of five Operating Years (an "Extended Term") unless, at least eighteen months prior to such expiration, either party shall have given notice to the other party that it desires to renegotiate or terminate the Agreement. Negotiations for an Extended Term will be limited to the following subjects: (i) price to be paid for the coal; (ii) changes in the Base Escalator or "bituminous coal" (as defined in Section 7.5) to reflect changes in market prices for coal of the quality specified in Sections 6.1 and 6.2; and (iii) such other subjects as either party shall have given notice to the other party prior to the commencement of such negotiations that it desires to include in such negotiations. Except as otherwise mutually agreed, all other terms and provisions of this Agreement shall remain in effect during any such Extended Term. Unless otherwise mutually agreed, if no agreement is reached by the beginning of the ninth month prior to the expiration of the Term, or if a party has given notice that it desires to terminate, this Agreement shall terminate at the expiration of the Term.

            2.3 Commencement of Deliveries. (a) Seller shall commence deliveries of coal hereunder pursuant to the first monthly Order of Keystone sent to Seller pursuant to Section 4.3 in order to meet the anticipated testing coal and stockpile needs and in order to meet the anticipated Preliminary Operation Date during the first calendar quarter of 1994. Seller shall subsequently commence deliveries of coal hereunder pursuant to the monthly Orders of Keystone sent to Seller pursuant to Section 4.3 in order to meet the anticipated Commercial Operation Date during the last calendar quarter of 1994. Keystone agrees to provide notices to Seller at least quarterly beginning as of the first day of the first calendar quarter beginning after the Financial Closing Date, as to the status of the construction of the Facility and promptly to provide notices to Seller of the estimated specific dates of, and any changes in, either the anticipated Preliminary Operation Date or the anticipated Commercial Operation Date. Keystone shall notify Seller of the Preliminary Operation Date and the Commercial Operation Date immediately upon the determinations of such dates.

            (b) In the event that delivery of the first Shipment of coal shall not have occurred by July 1, 1994, then upon the written request of Seller to Keystone, Sections 7.1, 7.4 and 8.4 shall be renegotiated by Seller and Keystone in good faith to reflect any cost increases to Seller as a result of such delay. If, after 30 days of negotiations the parties are unable to agree, Seller shall be entitled to submit the dispute to arbitration pursuant to Article XVIII. In the event that the Commercial Operation Date shall not have occurred by January 1, 1996, Seller or Keystone may terminate this Agreement upon notice to the other party, and neither party shall have any further obligation to the other party pursuant to this Agreement, except obligations to make payments of money already due to the other party.

            2.4 Conditions Precedent. The obligations of Keystone under this Agreement are subject to the following conditions precedent:

            (a) Keystone's obtaining of all Permits deemed necessary or desirable by Keystone on terms satisfactory to Keystone;

            (b) Keystone's obtaining binding commitments from the Financing Parties for financing for the construction and operation of the Facility on terms satisfactory to Keystone. In this connection, Seller will provide such financial information as the Financing Parties may reasonably request concerning

Seller's financial condition and its ability to perform its obligations under this Agreement;

            (c) The final execution of all agreements, leases, licenses and other undertakings of any kind between Keystone and third parties deemed necessary or desirable by Keystone on terms satisfactory to Keystone.

            2.5 Satisfaction of Conditions Precedent. Keystone shall provide Seller notice of satisfaction of the conditions precedent specified in Section
2.4 (a), (b) and (c) within 5 days of the Financial Closing Date. Failure to satisfy any condition precedent shall be grounds for termination of this Agreement by Keystone.

                                   ARTICLE III

                                 SOURCE OF COAL

            3.1 Source. Subject to Seller's right of substitution pursuant to
Section 3.4, the coal to be supplied hereunder shall be processed and delivered from Seller's affiliates' Sentinel and Patriot mine complexes (the "Mines") located in Barbour County, West Virginia and Preston County, West Virginia, respectively, which coal shall meet the quality specifications of this Agreement. Attached as Exhibit B is a description of the Mines listed above by name.

            3.2 Dedication of Coal. Seller represents and warrants that it will own, lease or otherwise control a sufficient number of Tons of recoverable coal from the Mines or other mines reasonably acceptable to Keystone (the "Coal Reserves") to supply coal in accordance with the provisions of this Agreement. Seller covenants that it will not lease, convey, assign, sell, transfer or otherwise dispose of or agree to dispose of any of its interests in the Coal Reserves in any quantity which would jeopardize Seller's ability to perform under this Agreement; provided that Seller and its affiliates may grant a security interest in the Coal Reserves to any parties which provide financing to Seller or any parent, subsidiary or affiliate of Seller, upon notice to but without further consent of Keystone. Prior to the Financial Closing Date, and during the Term of this Agreement, Seller agrees to provide such information as Keystone may reasonably request, and, upon reasonable prior notice, to permit Keystone, its consultants, or representatives of any Financing Parties to inspect the Mines, to verify the representations and warranties contained in this Section 3.2. Any such inspection of the Mines shall be at the risk of the parties performing such inspection and shall be conducted under the supervision and authority of representatives of the Seller.

            3.3 Substitution. Seller shall have the right to deliver coal to Keystone Under this Agreement from another source or sources if the following two conditions are met: (i) the coal shall meet the quality specifications set forth in this Agreement, and (ii) either (A) Keystone shall have given its written consent to such substitution which consent shall not be unreasonably withheld, or (B) Keystone shall have previously given its written consent and, thereafter confirmed its approval of substitution from such source. Deliveries of coal hereunder from any source other than the Mines shall comply with and be subject to all terms and conditions of this Agreement.

                                   ARTICLE IV

                         QUANTITY, ESTIMATES AND ORDERS

            4.1 Coal Requirements. Seller agrees to sell and deliver coal to Keystone, pursuant to Orders sent by Keystone to Seller in accordance with
Section 4.3, and Keystone agrees to purchase from Seller, 100% of the coal requirements of the Facility for the production of steam and generation of electricity including sufficient quantities for testing, start-up and stockpile purposes on the terms and conditions set forth in this Agreement.

            4.2 Estimates of Requirements. For Seller's planning purposes, Keystone estimates the Facility will require

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

approximately [_ _ _ _] to [_ _ _ _] Tons of coal of the quality specified herein per Operating Year. Keystone has no obligation hereunder to purchase any minimum quantity. Such requirements will vary by seasons and may change over time. At least 60 days prior to the beginning of each Operating Year, Keystone will provide Seller with a non-binding estimate of the quantity of coal to be delivered by Seller hereunder during each month of the ensuing Operating Year. Keystone will promptly provide Seller with a revised non-binding forecast for the balance of any Operating Year if Keystone becomes aware of material changes in its pre-Operating Year forecast previously given to Seller. At least
[_ _ _ _] days prior to each calendar quarter beginning with the calendar quarter in which the first delivery of coal is required hereunder, Keystone will provide Seller with a non-binding estimate of the delivery dates for all Shipments of coal which Keystone expects to Order during such calendar quarter. Keystone will provide Seller with a non-binding estimate of the quantity of coal required during each month of the period between the first delivery of coal hereunder and the Commercial Operation Date at least three months prior to the date when the first delivery of coal is required hereunder.

            4.3 Monthly Orders. On or before the 15th day of each month beginning with the month preceding the month when the first delivery of coal is required hereunder, Keystone shall give to Seller an order ("Order") setting forth (i) the number of Shipments of coal to be delivered by Seller during each week which begins during the following month, not to exceed two Shipments in any week and (ii) the specific dates for delivery of such Shipments which shall be spaced at least 60 hours apart. Keystone may increase by one Shipment, and decrease without limitation, the number of Shipments of coal to be delivered during any week by notifying Seller at least seven days in advance of the beginning of such week, but the total number of Shipments during any week shall not exceed two unless mutually agreed to by the parties. Subject to seasonal variations in fuel requirements of the Facility, Keystone will submit Orders for Shipments of coal in substantially equal numbers of Shipments each month.

            4.4 First Delivery of Coal. Keystone may submit an Order for the first delivery of coal hereunder and subsequent monthly Orders prior to the first Operating Year for the purpose of the stockpiles described in Section 4.5 hereof, and for testing and startup purposes.

            4.5 Stockpiles. Keystone expects to establish a dead storage stockpile of approximately 50,000 Tons of coal (in addition to a live storage stockpile of approximately 10,000

Tons of coal) at the Facility. Keystone shall have the right to purchase, and upon request Seller agrees to deliver, approximately 50,000 Tons of coal for the dead storage stockpile pursuant to monthly Orders of Keystone pursuant to
Section 4.3.

            4.6 Coordination of Maintenance Periods. Keystone and Seller

acknowledge that the barge arranged for by Seller will not be available for coal deliveries hereunder for up to four weeks during each Operating Year for routine, annual maintenance and repair. Seller agrees to coordinate such maintenance of the barge with the planned outages of the Facility. To facilitate such coordination, Keystone agrees that each calendar year it will provide the following periods of planned outages of the Facility for such maintenance: (i) one period of not less than two consecutive weeks (a "Two-Week Outage") and
(ii) two additional periods of not less than one week (each a "One-Week
Outage") which need not be consecutive weeks. Keystone agrees to provide Seller with at least six months' prior written notice of the specific dates of each Two Week Outage and at least 60 days' prior written notice of the specific dates of each One-Week Outage. Keystone and Seller agree that Seller shall have no obligation to supply coal hereunder during any Two-Week Outage or any One-Week Outage. Seller agrees, however, to use its best efforts to supply coal

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

to the Facility during such periods if requested by Keystone, and Keystone agrees to pay any incremental costs of supplying such coal (including, but not limited to, the incremental costs associated with hiring a substitute barge to deliver such coal).

            4.7 Testing Quantities and Burn Tests. Keystone shall have the right to purchase between the Effective Date of this Agreement and the date upon which the delivery of coal for Commercial Operation of the Facility actually commences, and upon request Seller shall supply, up to [_ _ _ _] Tons of coal as testing coal pursuant to monthly Orders of Keystone pursuant to Section 4.3. Seller shall provide Keystone, without charge, up to [_ _ _ _] Tons of coal of the quality to be supplied by Seller hereunder, delivered by truck within 300 miles of the Mines, for Keystone to conduct burn tests.

                                    ARTICLE V

                      POINT OF DELIVERY: METHOD OF DELIVERY

            5.1 Point of Delivery. The Point of Delivery shall be in barge or vessel safely moored at Keystone's pier located in the Delaware River, available for unloading. Title to the coal shall pass to Keystone immediately at the Point of Delivery, and risk of loss shall follow passage of title.

            5.2 Method of Delivery. The coal shall be delivered to the Point of Delivery by barge or vessel not to exceed 10,000 dead weight Tons in capacity and a deepest draft of 20 feet, and compatible with Keystone's berthing and unloading facilities as such facilities are represented and warranted by Keystone pursuant to Section 13.2(d). Seller and its subcontractors shall be responsible for arranging for all transportation from the mine mouth to the Point of Delivery, shall pay all freight charges incurred and shall assume all liability in connection with such transportation and delivery. Keystone will be responsible for providing a safe berth and mooring equipment in accordance with normal standards of the marine industry. Receiving and unloading facilities at the Site shall be in accordance with the representations and warranties of Keystone pursuant to Section 13.2(d). Keystone will be responsible for unloading the coal pursuant to a discharge plan to be provided by the barge owner and subject to the reasonable approval of Keystone.

            5.3 Lay Time. Seller shall allow Keystone Lay Time of one hour for each 500 Tons of coal delivered. Lay Time shall commence upon the earlier of
(i) when Seller's barge or vessel is safely moored at Keystone's berth and the barge operator gives notice of readiness to Keystone for unloading or (ii) when

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

Seller's barge or vessel has arrived in the vicinity of Keystone's berth, and the barge operator has given notice of readiness to Keystone, but is unable to safely moor due to an obstruction at Keystone's berth not caused by Seller or its subcontractors. Lay Time shall end when Keystone has (i) unloaded Seller's barge or vessel so that no more coal, practicably recoverable by "bobcat" type unloading machinery typically used for this purpose, remains in such barge or vessel; and (ii) cleaned any spillage of coal on the exterior of such barge or vessel which occurred during the unloading operations; and (iii) notified the representative of the barge or vessel owner that the unloading operation is complete.

            5.4 Demurrage. Demurrage at the rate of [_ _ _ _] per hour (as of January 1, 1993) shall accrue for all time that exceeds the allowable Lay Time as provided herein. The demurrage rate shall be reduced by [_ _ _ _] for that period of time when a tug is not accompanying Seller's barge or vessel during unloading operations; provided that if (a) Keystone has given notice to the barge owner of the time when the barge will be unloaded, (b) the tug is ordered to sail the barge from the Facility and (c) Keystone has not unloaded the barge by the later of (i) the time stated in Keystone's notice to the barge owner and
(ii) the time that the tug arrives at the Facility, then full demurrage shall apply unless Keystone shall have given Seller notice to cancel the tug at least 24 hours prior to the tug's original sailing orders. The demurrage rate shall be escalated each calendar year commencing January l, 1994, by the GDP Deflator provided however, that such escalation shall not be more than 5% per year and any excess shall not be reflected in the price adjustment in any succeeding year.

            5.5 Tie-Up Time. Keystone shall provide Seller's barge or vessel additional tie-up time at the pier on a "mutually convenient" basis. Such additional tie-up time shall not impede or make unsafe other dockside activities. Seller shall be responsible for any additional costs and liabilities as a result of the actions of Seller's employees, agents or subcontractors associated with such additional tie-up time.

5.6 Time of Delivery. Keystone will make its delivery facilities available for off loading of coal 24 hours per day, 7 days per week.

            5.7 Docking and Undocking. Keystone's personnel shall not be required to board the barge or vessel at any time during docking or undocking of the barge or vessel, however, Keystone's personnel or its agent will handle mooring lines on dockside, under the direction of the tug's personnel, for

Seller's barge or vessel. Seller shall be liable for any damages to Keystone's property as a result of the actions of Seller's employees, agents or subcontractors and Keystone shall be liable for any damages to the barge or vessel as a result of the actions of its employees, agents or subcontractors.

            5.8 Notices of Shipments. (a) On or before the 25th day of each month beginning with the month preceding the month when the first delivery of coal is required hereunder, Seller shall give to Keystone a schedule (a "Seller Loading Notice") setting forth the dates for loading into rail cars each Shipment of coal to be shipped to Keystone during such month (the "Load Dates"). At least 24 hours prior to each Load Date, Keystone may send to Seller a notice instructing Seller either to proceed or not to proceed with the scheduled loading of such Shipment (a "Keystone Loading Notice"). In the event that (i) Keystone shall fail to deliver in a timely manner a Keystone Loading Notice which instructs Seller not to proceed with a Shipment and (ii) an event of Force Majeure shall delay the unloading of such Shipment by Keystone, then Keystone shall be liable to Seller for all demurrage attributable to such delay, as determined pursuant to Section 5.4. In the event that (i) Keystone shall fail to deliver in a timely manner a Keystone Loading Notice which instructs Seller not to proceed with a Shipment and (ii) an event of Force Majeure shall prevent the unloading of such Shipment by Keystone, then Keystone may cancel such Shipment and shall reimburse Seller for all costs incurred by Seller in the transportation and discharge of such Shipment, including but not limited to any rail or barge demurrage charges. If within 72 hours of the arrival of a Shipment at the Facility, the unloading of such Shipment by Keystone has not commenced or has commenced but has ceased before completion due to Force Majeure at the Facility and Keystone has not cancelled such Shipment, then Keystone shall advise Seller of its intended disposition of such Shipment. If Keystone fails to notify Seller of such disposition within 72 hours of the arrival of such shipment at the Facility, the Shipment shall be deemed to have been cancelled by Keystone. If Keystone shall cancel any Shipment pursuant to this Section 5.8(a), Seller shall cooperate with Keystone and use all due diligence to mitigate costs of disposition of such Shipment.

            (b) For each Shipment, Seller shall send Keystone a shipping notice within 36 hours following loading thereof into rail cars at the Mines. The shipping notice shall include the identification number, mine from which supplied, estimated tonnage shipped, shipping date, scheduled date of delivery, Rail Sample analysis pursuant to Section 10.3(a), and other information reasonably required by Keystone. Bills of Lading shall include name of Seller, contract number, identification number, date loaded and Seller's shipped weights.

            (c) All notices pursuant to this Section 5.8 shall be sent by telecopy or by other mutually agreed upon means.

            5.9 Notice of Insurance. Prior to commencing the first delivery of coal, Seller shall provide Keystone with appropriate certificates of insurance evidencing that Seller has obtained the insurance required pursuant to Section
17.1 hereunder, and that such insurance remains in effect. Prior to submitting the first Order for delivery of coal, Keystone shall provide Seller with appropriate certificates of insurance evidencing that Keystone has obtained the insurance required pursuant to Section 17.4 hereunder, and that such insurance remains in effect.

                                   ARTICLE VI

                                    QUALITY

            6.1 General Quality Provisions. Seller shall cause the mining and loading of the coal to be conducted so that all coal loaded into rail cars at the Mines shall be substantially free from impurities and extraneous materials related to the mining and processing of coal. Seller represents and warrants

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

that the quality of each Shipment of coal hereunder shall satisfy each Mine Mouth Rejection Specification set forth in Section 6.2 and that the weighted average quality of all coal delivered during any month hereunder shall satisfy each Semi-Monthly Average Contract Specification set forth in Section 6.2.

            6.2 Rejection, Suspension and Contract Specifications. The "as received" Mine Mouth Rejection Specifications, Semi-Monthly Average Suspension Specifications, and Semi-Monthly Average Contract Specifications for coal delivered hereunder shall be as follows:

                                                         Semi-               Semi-
                                  Mine                  Monthly             Monthly
                                  Mouth                 Average             Average
                                Rejection             Suspension            Contract
      Characteristic              Specs                  Specs               Specs
---------------------------     ----------            -----------          ----------
Calorific Value Btu/lb (HHV)    [_ _ _ _]             [_ _ _ _]            [_ _ _ _]

Sulfur (% wt.)                  [_ _ _ _]             [_ _ _ _]            [_ _ _ _]

Ash (% wt.)                     [_ _ _ _]             [_ _ _ _]            [_ _ _ _]

Moisture (% wt.)                [_ _ _ _]             [_ _ _ _]            [_ _ _ _]

Volatile Matter (% wt.)         [_ _ _ _]             [_ _ _ _]            [_ _ _ _]

            Suspension Specifications for additional characteristics are set forth in Section 6.6(a). A non-binding example of the typical specification of the coal to be delivered under this Agreement is set forth in Exhibit C. The typical coal specification set forth in Exhibit C has been established for the purpose of determining the performance of the Facility.

            6.3 Rejection of Coal. Any Shipment of coal which does not conform to each Mine Mouth Rejection Specification as set forth in Section 6.2 shall be deemed to be Rejection Point Coal. Seller shall take all practical precautions to prevent delivering Rejection Point Coal to Keystone and shall not knowingly deliver Rejection Point Coal to Keystone unless Keystone consents thereto on terms mutually agreeable. Keystone may reject any Shipment of coal which is Rejection Point Coal by notice to Seller by telephone, confirmed in writing. Any such notice of rejection shall be given within 24 hours after receipt of the Independent Laboratory's Rail Sample analysis of the Shipment of coal in question pursuant to Section l0.3(a). In the event of a delay in the delivery of the Independent Laboratory's Rail Sample analysis of a Shipment, Seller may elect to proceed with the delivery of such Shipment on the basis of Seller's Rail Sample analysis pursuant to Section 10.3(a); provided that the Independent Laboratory's Rail Sample analysis of such Shipment shall be determinative of Keystone's right to reject such Shipment. Keystone is not obligated to unload a

Shipment of coal until either (i) Keystone has received the Independent Laboratory's Rail Sample analysis and such analysis satisfies the Rejection Specifications set forth in Section 6.2, or (ii) Keystone has accepted such Shipment. Keystone may not reject any Shipment of coal after it has accepted or unloaded such Shipment. If a Shipment of Rejection Point Coal has reached the Point of Delivery and has not been accepted or unloaded by Keystone, then Seller shall cause such Shipment of Rejection Point Coal to be removed from the Point of Delivery within three days after notice of such rejection, and Seller shall be responsible for all costs of removal. If a Shipment of Rejection Point Coal is rejected by Keystone, then Seller shall use its reasonable best efforts to deliver a replacement Shipment of coal within seven days and be responsible for all costs of delivery.

            6.4 Suspension of Shipments. If the weighted semimonthly average quality analysis of all coal delivered during any month hereunder, as reported by Seller to Keystone pursuant to Section 10.3(b), fails to conform to each Semi-Monthly Average Suspension Specification as set forth in Section 6.2, Keystone may suspend further Shipments by notice to Seller given within ten days following receipt of Seller's report on quality pursuant to Section 10.3(b). Such suspension shall apply to all

Shipments not in transit on the date of the notice of suspension and shall continue until Seller provides adequate assurances that future Shipments will conform to the quality specifications set forth in Section 6.2. If Seller has not provided such adequate assurances within 10 days after receiving notice from Keystone of the suspension of Shipments, then Seller shall have committed an Event of Default as specified in Section 12.1(d) hereof.

            6.5 Replacement Coal. Keystone may purchase replacement coal in reasonable purchase quantities to cover suspended or rejected Shipments under the following circumstances, and in each case, Seller shall reimburse Keystone for the excess of the costs reasonably incurred by Keystone in connection with the purchase of replacement coal over the costs that otherwise would have been incurred in connection with the purchase of coal under the terms of this
Agreement: (a) Seller fails to replace a Shipment of coal which has been rejected by Keystone pursuant to Section 6.3 because it is Rejection Point Coal,
(b) Keystone has suspended further shipments by Seller pursuant to Section 6.4 or 6.6(a), or (c) Seller fails to deliver any Shipment of coal for reasons other than Force Majeure within three days of the delivery date specified for such Shipment pursuant to Section 4.3, provided that if Seller

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.


notifies Keystone of its intent to provide a replacement shipment of coal pursuant to Section 6.3, such failure period shall be 7 days.

            6.6 Coal Handling or Operating Problems. (a) If Keystone experiences any coal handling or operating problem at the Facility which Keystone reasonably concludes is the result of Seller's delivering coal hereunder which has any of the following characteristics: (i) [_ _ _ _] or more of coal delivered has a top size greater than [_ _ _ _] inches, (ii) contains, on a semi-monthly average basis, in excess of [_ _ _ _] coal of less than [_ _ _ _], (iii) a minimum grindability (HGI) of [_ _ _ _], or (iv) a minimum ash fusion temperature of [_ _ _ _](Degree)F (I.D. - Reducing), then Keystone may notify Seller of the nature of such problem and the particular specification(s) which Keystone reasonably concludes to be causing such problem. Unless Seller has provided adequate assurances to Keystone within [_ _ _ _] days following receipt of such notice that future deliveries hereunder will conform to the specifications set forth in this Section 6.6(a), Keystone may, immediately upon a second notice to Seller, suspend further Shipments including those in transit until Seller can provide such adequate assurances. If Shipments are suspended, Seller shall advise Keystone weekly of progress made toward correcting the deficiency. If Seller has not provided such adequate assurances to Keystone within 60 days following receipt of such notice of suspension of Shipments, then Seller shall have committed an Event of Default as specified in Section 12.1(d).

            (b) If Seller provides coal in compliance with this Agreement, and such coal causes operating, mechanical or handling problems in the Facility, Keystone and Seller agree to work together in good faith to resolve such problems. Keystone shall notify Seller of the specific nature of such problems. Seller agrees to provide advice and consultation on solutions for such problems to the extent it can do so. Keystone agrees to make modifications to the material handling or feed system of the Facility to minimize or eliminate such problems to the extent it can do so at reasonable cost. In the event that Keystone is unable to make reasonable cost modifications to the Facility to resolve such problems, Seller agrees to modify the coal supplied hereunder to minimize or eliminate such problems to the extent it can do so. If such problems cannot be resolved to the reasonable satisfaction of Keystone within 150 days of Keystone's notice to Seller concerning such problems, either party shall have the right to terminate this Agreement upon 30 days' prior written notice of termination to the other party.

            (c) If Seller provides coal in compliance with this Agreement, and such coal causes Keystone to be unable to dispose of ash due to constituents in the coal which results in the ash having constituents which exceed the permitted levels set forth in Keystone's disposal permits, Keystone and Seller agree to work together in good faith to resolve such problem. Keystone shall notify Seller of the specific nature of such problem, including the relevant permitted levels set forth in Keystone's disposal permits. Seller agrees to provide advice and consultation on solutions for such problem to the extent it can do so. Keystone agrees to make modifications to the Facility to resolve such problem to the extent it can do so at reasonable cost. If such problem cannot be resolved to the reasonable satisfaction of Keystone within 120 days of Keystone's notice to Seller concerning such problem, either party shall have the right to terminate this Agreement upon 30 days' prior written notice of termination to the other party.

            6.7 Adjustment of Price for New Specifications. If Seller is to provide coal conforming to new specifications agreed to by Seller and Keystone as a result of adjustments made pursuant to Sections 6.6(b), 6.6(c) or otherwise, the Base Price of coal shall be negotiated by Seller and Keystone in good faith to reflect such adjustment to the new specifications. If the parties are unable to reach agreement on a price adjustment, either party may terminate this Agreement.

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.


            6.8 Corrective Actions. Promptly following any suspension of deliveries hereunder pursuant to Section 6.4 or Section 6.6(a), Seller shall undertake corrective actions diligently and in good faith in order to provide Keystone adequate assurances as required under such Sections. During the continuance of any such suspension, Seller shall no less frequently than once every week advise Keystone of Seller's determinations as to the nature of the conditions causing such noncompliance with such specifications, all efforts underway by Seller to correct such conditions, and the results of such efforts.

            6.9 Change in Law. If Keystone is unable to burn the coal supplied hereunder without significant alteration of the Facility due to a change in Applicable Laws resulting in a Force Majeure event, the parties shall negotiate in good faith to agree upon a solution, but if no solution can be agreed upon within 120 days, either party shall have the right to terminate this Agreement upon 30 days' prior written notice to the other party.

            6.10 Testing of Coal with Volatility Less than [_ _ _ _]. During the initial twelve months of Commercial Operation, or such longer period as may be necessary to maintain boiler warranties in effect, Seller shall supply coal to

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.


Keystone having a volatility of not less than [_ _ _ _]. Thereafter, the parties agree to conduct a testing program using coal having a volatility of less than [_ _ _ _], but in no event less than [_ _ _ _], with a view to determining whether the boiler can be satisfactorily operated using such coal. Keystone shall consult with Seller during such tests, and shall promptly report the results of the tests to Seller. Keystone shall determine the lowest volatility coal [_ _ _ _] at which the boiler can be satisfactorily operated, and shall promptly notify Seller of its determination, in which event the coal specification in this Agreement shall be deemed modified to reflect the results of the tests.

            6.11 EXCLUSIONS OF WARRANTIES. THE AGREEMENT AND EXPRESS WARRANTIES CONTAINED IN SECTIONS 3.2, 6.1 AND 6.2 SHALL BE IN LIEU OF ANY OTHER WARRANTIES BY SELLER, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE VII

                                      PRICE

            7.1 Base Price. The Base Price for coal with the quality defined as Semi-Monthly Average Contract Specifications in Section 6.2 and delivered by Seller to the Point of Delivery

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.


subsequent to the Commercial Operation Date is [_ _ _ _] per Ton, effective January 1, 1993, for annual quantities of [_ _ _ _] Tons or less, and [_ _ _ _] per Ton, effective January 1, 1993, for annual quantities greater than or equal to [_ _ _ _] Tons. For annual quantities between [_ _ _ _] and [_ _ _ _] Tons, the Base Price for coal shall be an amount per Ton determined by linear interpolation between [_ _ _ _] and [_ _ _ _], effective January 1 1993. For annual quantities between [_ _ _ _] and [_ _ _ _] Tons, the Base Price for coal shall be an amount per Ton determined by linear interpolation between [_ _ _ _] and [_ _ _ _], effective January 1, 1993. The Base Price for all coal delivered prior to the Commercial Operation Date shall be [_ _ _ _] per Ton, effective January 1, 1993. Commencing with the first full Operating Year and continuing with each Operating Year thereafter, for annual quantities less than [_ _ _ _] Tons, Keystone shall pay Seller a dedication fee (the "Dedication Fee") for each Ton of the shortfall amount, unless such shortfall is a result of suspension or rejection of deliveries pursuant to Sections 6.3, 6.4 or 6.6(a), an event of Force Majeure, or termination of this Agreement in accordance with its terms. Effective as of January 1, 1993, the Dedication Fee shall be [_ _ _ _] per Ton of the shortfall amount and shall be escalated each calendar year thereafter by the GDP Deflator, provided however, that such escalation shall not be more than [_ _ _ _] per year and any excess shall not be reflected in the price adjustment in any succeeding year.

            7.2 Escalation of Base Price. From January 1, 1993 through the expiration of the Initial Term or any Extended Term of this Agreement, the Base Price for Coal delivered by Seller to the Point of Delivery shall be adjusted on an annual basis by the Base Escalator pursuant to Section 7.3 or, if applicable, the New Base Escalator or other escalator determined pursuant to Section 7.6.

            7.3 Base Escalator. The Base Escalator is defined in Article 5.1B(ii) of the Agreement for Purchase of Electric Power between Atlantic Electric and Keystone attached hereto as Exhibit D; provided that the term "bituminous coal" referred to therein shall have the meaning set forth in
Section 7.5 hereof. Pursuant to the provisions of the Agreement for Purchase of Electric Power, the Base Escalator will be established by Atlantic Electric and reported to Keystone in the first quarter of each calendar year. The first Base Escalator adjustment shall occur in 1994. The value of the Base Escalator established for a calendar year will be applied to all coal delivered during that calendar year.

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

            7.4 Adjustment of Price for Sulfur Content. The Base Price of coal shall be adjusted for changes in the annual average of the sulfur content of bituminous coal (as defined in Section 7.5) used by New Jersey utilities as follows:

Annual Average          Price             Price
Sulfur Content      Reduction/Ton     Increase/Ton
--------------      -------------     ------------
0-0.5%                  [_ _ _ _]        [_ _ _ _]
0.5-0.6%                [_ _ _ _]        [_ _ _ _]
0.6-0.7%                [_ _ _ _]        [_ _ _ _]
0.7-0.8%                [_ _ _ _]        [_ _ _ _]
0.8-0.9%                [_ _ _ _]        [_ _ _ _]
0.9-1.5%                [_ _ _ _]        [_ _ _ _]
1.5-1.6%                [_ _ _ _]        [_ _ _ _]
1.6-1.7%                [_ _ _ _]        [_ _ _ _]
1.7-1.8%                [_ _ _ _]        [_ _ _ _]
1.8-1.9%                [_ _ _ _]        [_ _ _ _]
1.9% and greater        [_ _ _ _]        [_ _ _ _]

The Price Reduction and Price Increase rates for changes in the average annual sulfur content in the coal shall be effective as of January 1, 1993 and shall be adjusted each calendar year by the GDP Deflator, provided however, that such adjustment shall not be more than [_ _ _ _] per year and any excess shall not be reflected in the price adjustment in any succeeding year.

            7.5 Bituminous Coal. The annual average cost of bituminous coal (for purposes of the Base Escalator) and sulfur content (for purposes of Section 7.4) shall be based on the Form 423 reports filed with FERC by New Jersey utilities reporting the annual average cost of bituminous coal used by such New Jersey utilities. For purposes of this Agreement "bituminous

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

coal" as reported by New Jersey utilities on FERC Form 423 shall mean bituminous coal with the following quality specifications:

Bituminous Coal Parameter     As Received Ranges
-------------------------     ------------------
Heating Value, Btu/Lb         [_ _ _ _]
Ash Content, %                [_ _ _ _]
Sulfur Content, %             [_ _ _ _]

            7.6 New Base Escalator. (a) If during the Initial Term or any Extended Term of this Agreement the Base Escalator as defined in Article 5.1B(ii) of the Agreement for Purchase of Electric Power between Atlantic Electric and Keystone is no longer effective and a new Base Escalator is established by Atlantic Electric and agreed to by Keystone as the new Base Escalator (the "New Base Escalator") applicable to the Agreement for Purchase of Electric Power, then, subject to the provisions of Section 7.6(b) below, such New Base Escalator shall apply to this Agreement for the calculation of the Base Price of coal. Subject to Section 7.6(b) below, the New Base Escalator shall apply from the date the existing Base Escalator is no longer effective.

            (b) Keystone agrees to notify Seller promptly of the non-effectiveness or significant risk of non-effectiveness of the existing Base Escalator. Keystone further agrees to keep Seller informed as to the status and content of its negotiations with Atlantic Electric to establish the New Base Escalator.

Keystone shall give good faith consideration to any suggestions or objections raised by Seller concerning the proposed terms of the New Base Escalator. In the event that Keystone and Atlantic Electric agree to a New Base Escalator and Seller believes that it will suffer a gross inequity because of the adverse effect such New Base Escalator will have on determining the escalations of the Base Price, then, within 10 days of receipt of a written notice from Seller, Keystone shall negotiate in good faith with Seller to establish a basis other than the New Base Escalator for providing reasonable escalation to the Base Price for the remaining term of this Agreement from the date that the Base Escalator is no longer effective. The new basis for providing a reasonable escalation to the Base Price as agreed to by the parties shall be a 100% bituminous coal (as defined in Section 7.5) based escalator. If after 30 days of negotiations the parties are unable to agree on a new basis for providing a reasonable escalation, Seller may submit such matter to arbitration pursuant to
Article XVIII and the arbitrator shall be directed to develop a 100% bituminous coal (as defined in Section 7.5) based escalator comparable to such escalators used by utilities in the New Jersey region for coal fired power plants.

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.


            7.7 Government Imposition. If any change in any current non-federal Applicable Law or the existence of a new non-federal Applicable Law (any such change or new non-federal Applicable Law is referred to herein as a "Government Imposition") shall result in an increase in the cost to Seller of the mining, processing or transporting of coal hereunder, then Keystone shall reimburse Seller for 50% of Seller's increased costs resulting from such Government Imposition. Such extra costs will be billed separately and shall be accompanied by reasonable documentary evidence supporting the extra costs.

                                  ARTICLE VIII

                PREMIUMS AND PENALTIES FOR VARIATIONS IN QUALITY

            8.1 Calculation and Billing of Premiums and Penalties. Premiums and penalties shall apply to all coal delivered under this Agreement based upon the semi-monthly average analysis of coal as determined pursuant to Section 10.3(b). Premiums and penalties shall be calculated at the end of each Billing Period based upon a comparison with the Semi-Monthly Average Contract Specifications set forth in Section 6.2.

            8.2 Premiums and Penalties for Calorific Value. The Base Price is based on coal with a calorific value of [_ _ _ _] Btu

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.


per pound. If the actual semi-monthly average calorific value of all coal delivered in any Billing Period is greater or less than [_ _ _ _] Btu per pound, then a premium or penalty shall be determined in accordance with the following formulae:

                     [_ _ _ _]
            Penalty = ----- [_ _ _ _]
                     [_ _ _ _]

                     [_ _ _ _]
            Premium = ----- [_ _ _ _]
                     [_ _ _ _]

            Where:

            [_ _ _ _]

            [_ _ _ _]

            [_ _ _ _]

            [_ _ _ _]

            8.3 Premiums and Penalties for Ash. The Base Price is based on coal with an ash content of [_ _ _ _]. If the actual semimonthly average ash content of all coal delivered in any Billing Period is [_ _ _ _], then a premium or penalty shall be determined in accordance with the following formula:

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.


                     [_ _ _ _]
            Penalty = ----- [_ _ _ _]
                     [_ _ _ _]

                     [_ _ _ _]
            Premium = ----- [_ _ _ _]
                     [_ _ _ _]

            Where:

            [_ _ _ _]

            [_ _ _ _]

            [_ _ _ _]

            [_ _ _ _]

            8.4 Premiums and Penalties for Sulfur. Seller expects to deliver coal with a sulfur content of approximately [_ _ _ _]. If the average semi-monthly sulfur content of the delivered coal during any billing period is [_ _ _ _], Keystone shall pay Seller a premium of [_ _ _ _] per Ton [_ _ _ _] that the average semi-monthly sulfur content is [_ _ _ _] during such billing period. If the sulfur content of any delivered coal is [_ _ _ _], Keystone may reject the coal in accordance with Section 6.3 of this Agreement. The [_ _ _ _] Ton premium shall be effective as of January 1, 1993 and shall be escalated each calendar year by the GDP Deflator provided however, that such escalation shall not exceed [_ _ _ _] per year and

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

any excess shall not be reflected in the price adjustment in any succeeding year. The [_ _ _ _] per Ton premium is based upon an estimated Ash Disposal Price of not less than [_ _ _ _]Ton effective January 1, 1991. An example of the calculation used to determine the adjustment of the premium is attached hereto as Exhibit E.

                                   ARTICLE IX

                               BILLING AND PAYMENT

            9.1 Billing. For purposes of this Agreement, Seller shall submit invoices for coal delivered to Keystone on the basis of a semi-monthly Billing Period. A Billing Period shall consist of that period of days from the [_ _ _ _] to the [_ _ _ _] of each month, or the [_ _ _ _] to the [_ _ _ _] of each month. Seller shall submit to Keystone an invoice by the [_ _ _ _] and [_ _ _ _] of each month for all coal delivered to the Point of Delivery at the Facility and accepted by Keystone during the preceding Billing Period. Seller may submit invoices to Keystone by fax. Each semi-monthly invoice shall be itemized by Shipment and show (i) the quantity of coal delivered during the Billing Period,
(ii) the Base Price (including any adjustments pursuant to Sections 7.4, or 7.6), (iii) the semi-monthly average analysis of coal delivered during the Billing Period as determined pursuant to Section 10.3(b), (iv) premiums and penalties for variations in

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

quality as provided for in Article VIII, and (v) the supporting calculations. If any revision of the Base Price is in process, invoicing shall be made on the basis of the existing Base Price, and appropriate retroactive adjustments shall be made when the new Base Price has been calculated. For invoicing purposes, the parties agree that the Base Price during the initial Operating Year shall be calculated on the basis of [_ _ _ _] tons; for each subsequent Operating Year, the Base Price shall be calculated on the basis of the greater of an annual quantity of [_ _ _ _] tons or the previous year's quantity until the earlier of
(i) the date on which Seller shall have delivered [_ _ _ _] tons of coal in such Operating Year or (ii) the end of such Operating Year (the earlier of such dates being the "Annual Quantity Determination Date"). As soon as practicable following the Annual Quantity Determination Date, (i) Seller shall credit Keystone for the aggregate amount, if any, by which the Base Price actually invoiced by Seller during such Operating Year exceeded the Correct Base Price, or (ii) Keystone shall pay to Seller the aggregate amount, if any, by which the Correct Base Price exceeded the amount actually paid by Keystone pursuant to invoice from Seller. An example of the calculations used for the computation of the Base Price and any premiums or penalties is attached hereto as Exhibit E.

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

            9.2 Payment. Keystone shall pay Seller amounts due as shown on invoices rendered pursuant to Section 9.1 hereof no later than [_ _ _ _] days after receipt of an invoice. If the payment due date falls on a Saturday, Sunday or holiday, the payment will be due on the preceding business day. Payments shall be made by wire transfer in immediately available funds to Seller's account at a bank designated by Seller. In the event part or all of a payment is not made when due, interest shall accrue and be payable on the overdue amount at a rate equal to the daily Prime Rate Plus [_ _ _ _], as published by the Mellon Bank (East) in Philadelphia, for the number of days that payment is late.

            9.3 Disputed Invoices. Keystone shall pay the full amount of each invoice except for disputed amounts. Subject to Section 18.2, Keystone shall not be obligated to pay any portion of an invoice which it, in good faith, believes is in dispute. In such case, on or before that payment is due, Keystone shall notify Seller in writing of its reasons for disputing an invoice amount, or its reason for believing such portion of an invoice to be in dispute. If Keystone is determined to be in error regarding a disputed amount, Keystone shall pay such withheld amount immediately upon such determination, together with interest at the rate specified in Section 9.2.

            9.4 Records of Seller. Seller shall maintain complete and accurate records to support all invoices submitted pursuant to Section 9.1 hereof. Keystone shall have the right, upon reasonable prior notice, to inspect and review at Seller's offices any such records at any reasonable time for the purpose of verifying the correctness of any invoice submitted by Seller to Keystone, any adjustment to the Coal Price and any calculation of premiums and penalties for variations in quality.

                                    ARTICLE X

                         WEIGHING, SAMPLING AND ANALYSIS

            10.1 Weighing. The weights of coal delivered hereunder shall be determined by the use of certified scales maintained by the railroad transporting the coal to Seller's barge or vessel loading facility. Seller shall arrange with the transporting railroad to weigh the coal pursuant to a procedure developed by Seller and the railroad and approved by Keystone. Seller and Keystone may be present during such weighings, and the railroad weights shall be final and binding on both Seller and Keystone. In the event Seller installs certified scales which meet the railroad's requirements and the railroad no longer weighs Seller's shipments to Keystone, the weights of coal delivered hereunder shall be determined by the use of Seller's certified scales so long as Seller weighs the coal pursuant to a procedure approved by Keystone which approval shall not be unreasonably withheld. The weights that are determined in the manner set forth above will be binding on both Keystone and Seller.

            10.2 Sampling. Seller shall take a representative sample of coal contained in each shipment at the time the coal is loaded into rail cars (the "Rail Sample") and the Independent Laboratory shall take a representative sample at the time the coal is transferred from the rail cars into the barge or vessel (the "Barge Sample"). Each Rail Sample and Barge Sample shall be taken using a mechanical sampling system taking full stream increments. Each Rail Sample and Barge Sample for a Shipment from the mechanical sampler shall be divided into three parts, and each part shall be placed into an airtight container and suitably labeled. With respect to each Rail Sample, one part shall be delivered to the Independent Laboratory for analysis by the Independent Laboratory in accordance with ASTM Methods D-2234 and D-2013 or such other methods as may reasonably be agreed upon by the parties; one part shall be retained by Seller for its own analysis; and the third part shall be delivered to and retained by the Independent Laboratory for a period of 45 days from the date of sampling for referee analysis pursuant to Section 10.4. With respect to each Barge Sample, one part shall be retained by the Independent Laboratory for analysis by the Independent Laboratory in accordance with ASTM Methods D-2234 and D-2013 or such other methods as may reasonably be agreed upon by the parties; one part shall be retained by the Independent Laboratory for analysis upon the request of either party at the expense of the requesting party; and the third part shall be retained by the Independent Laboratory for a period of 45 days from the date of sampling for referee analysis pursuant to Section 10.4. Either party shall have the right to have a representative present at any and all times to observe the sampling and sample preparation hereunder and to obtain sample splits for check purposes.

            10.3 Analysis. (a) The Independent Laboratory shall analyze its part of each Rail Sample at the expense of Seller. The analysis of each Rail Sample for moisture, ash, sulfur, volatile matter and calorific value shall be reported by the Independent Laboratory to Keystone and Seller by telecopier within 36 hours following the loading of such Shipment. If Seller or Keystone disputes any Rail Sample analysis made by the Independent Laboratory, then the Independent Laboratory shall perform a referee analysis of such Rail Sample pursuant to Section 10.4. The Independent Laboratory's Rail Sample analysis shall be used to determine Keystone's right to reject coal pursuant to Section 6.3.

            (b) The Independent Laboratory shall analyze its part of each Barge Sample at the equal and shared expense of Seller and Keystone. The analysis of such Barge Sample for moisture, ash, sulfur, volatile matter and calorific value shall be reported by the Independent Laboratory by telecopier to Keystone and Seller within 24 hours following the loading of such Shipment. If Seller or Keystone disputes any Barge Sample analysis made by the Independent Laboratory, then the Independent Laboratory shall perform a referee analysis of such Barge Sample pursuant to Section 10.4. The Independent Laboratory's Barge Sample analysis shall be determinative of coal quality under this Agreement and shall govern for billing and payment purposes unless superseded pursuant to the provisions of Section 10.4.

            As soon as practicable following the end of each Billing Period, Seller shall provide to Keystone a report of the semi-monthly average analysis of each of the characteristics listed in Section 6.2 for all coal delivered hereunder during each Billing Period, which analysis shall be based upon the Independent Laboratory's Barge Sample analysis of such coal.

            10.4 Referee Analysis. The Independent Laboratory shall perform the referee analysis of any disputed Rail Sample analysis or Barge Sample analysis made by the Independent Laboratory or by Seller. The parties will agree to designate an alternate Independent Laboratory if for any reason the first named Independent Laboratory is unavailable or becomes unacceptable to either party. With respect to the characteristics of the coal in dispute, the analysis in dispute shall be deemed to have been confirmed if the difference between the referee analysis of the Independent Laboratory and the disputed analysis is within the tolerance as specified within the applicable ASTM standards. If the disputed analysis is so confirmed, then all costs of such referee analysis shall be borne by the party initiating the referee analysis. If a disputed analysis is not so confirmed, then such analysis shall be superseded by the referee analysis of the Independent Laboratory, and all costs of such referee analysis shall be shared equally by the parties.

                                   ARTICLE XI

                                  FORCE MAJEURE

            11.1 Definition of Force Majeure. The term "Force Majeure" shall mean any cause or event beyond the reasonable control of either party causing a failure or delay of that party in performing any obligation hereunder, which events shall include, but are not limited to: drought, flood, earthquake, storm, fire or lightning; epidemic; acts or failure to act of local, state, federal or civil government; war or its cessation; riot, disturbance or sabotage; acts of terrorism; nuclear emergency or other cataclysmic occurrences; labor shortage, strikes or similar labor difficulty and interruptions; area-wide rail, barge or vessel shortage, or other interruptions to transportation (including obstruction of the Chesapeake and Delaware Canal); authorized diversion or confiscation of coal; accidents; breakdowns of or damage to plant, equipment or facilities; forced outages at the Facility; failure of Atlantic City Electric Company to perform its obligations under the Agreement for Purchase of Electric Power; failure of Monsanto Chemical Company to perform its obligations under the Electric Power Sales Agreement or Steam Supply Agreement; failure of a third party to perform under any material contract related to the Facility and to which Keystone is a party; perils of the sea; or other such causes, whether of like or dissimilar nature, whether or not foreseen or foreseeable by either or both of the parties, which wholly or partially hinders, prevents, interrupts or delays (i) the production, loading, unloading, transportation, sampling, analysis or delivery of the coal by Seller or its subcontractors, (ii) the receiving, unloading, storing or burning of the coal by Keystone or its subcontractors, or (iii) otherwise prevents, interrupts, hinders or delays the performance of a party's obligations hereunder. The term Force Majeure shall specifically include the inability of Keystone to burn the coal supplied hereunder in the Facility without significant alteration of the Facility or installation of additional significant equipment in order to comply with changes in Applicable Laws. The term Force Majeure shall not include any market driven forces such as: scarcity of commodities; increased transportation cost; costs of inventory; outages at Keystone's Facility resulting from economic dispatch; or other economic factors faced by Seller or Keystone.

            11.2 Consequence of Force Majeure. A party's performance of its obligations hereunder, except obligations to make payments of money already due to the other party hereunder prior to the occurrence of the Force Majeure event, shall be excused to the extent prevented, interrupted, hindered or delayed by a Force Majeure event. In case of reduction of Seller's output and consequent inability to deliver or reduction of Keystone's ability to accept delivery of, or to consume coal, resulting from an event of Force Majeure, Seller and Keystone shall endeavor, upon request of the other, to continue the delivery and acceptance, respectively, of substantially the same proportion of their respective production and consumption as so reduced. Deficiencies in the quantity of coal delivered hereunder due to a Force Majeure event shall not be made up except by mutual agreement of Keystone and Seller. The party claiming excuse because of a Force Majeure event shall give notice by telephone to the other party immediately upon becoming aware of such event, with such notice confirmed in writing as soon as practicable thereafter under the circumstances. Such notice to the other party shall describe the circumstances of the event or cause giving rise to the claim of Force Majeure and the anticipated duration thereof. During the existence of any Force Majeure event preventing delivery of coal by Seller, Keystone shall have the right to purchase and utilize replacement coal from other suppliers in a quantity which bears a commercially reasonable relation to the quantity which would have been delivered to Keystone but for such Force Majeure event. Keystone, at its sole discretion, shall give Seller the opportunity to bid on the supply of such replacement coal and, within fifteen days, to match the terms offered by such other suppliers. During the existence of any Force Majeure event preventing utilization of coal by Keystone, Seller shall have the right to sell coal dedicated to Keystone to third parties in a quantity which bears a commercially reasonable relation to the quantity which would have been delivered to Keystone but for such Force Majeure event.

            11.3 Events Beyond Control of a Party. As used in Section 11.1, an event shall be deemed to be beyond the control of the party claiming excuse if such party is unable to avoid or overcome such event despite the exercise of due diligence. A strike or other labor dispute shall be deemed to be beyond the control of the party whose performance is interrupted or prevented by such strike or labor dispute, and the settlement of such strike or labor dispute shall be at the sole discretion of such party. Economic hardship, by itself, experienced by a party in carrying out its obligations hereunder shall not be deemed to be an event beyond the control of such party. Subject to the foregoing, a party claiming excuse by reason of a Force Majeure event shall exercise commercially reasonable good faith efforts to remedy or overcome such event as soon as practicable under all the circumstances. In the event that the parties are unable in good faith to agree that a Force Majeure event has occurred, the parties shall submit the dispute for arbitration pursuant to
Article XVIII, and the burden of proof as to whether an event of Force Majeure has occurred shall be upon the party claiming an event of Force Majeure.

            11.4 Termination for Force Majeure. If either party believes an event of Force Majeure which excuses performance of either party hereunder is likely to be permanent (i.e., it is likely to continue for a period exceeding one year), such party may notify the other party of such belief. Such notice shall state the reasons for the belief that the event of Force Majeure will be permanent and why there are no steps which can be taken at a commercially reasonable cost to eliminate such Force Majeure event. The party receiving such notice shall respond within ten days stating either (i) that it concurs that the Force Majeure event is likely to be permanent, or (ii) that it disagrees that such Force Majeure event is likely to be permanent and its reasons therefor. Unless otherwise mutually agreed, this Agreement shall be terminated if both parties concur that the Force Majeure event is likely to be permanent.

                                   ARTICLE XII

                              DEFAULT AND REMEDIES

            12.1 Events of Default. An event of default ("Default") under this Agreement shall be deemed to exist upon the occurrence of any one or more of the following events:

            (a) Failure by either party to make payment of any amount due the other party under this Agreement, which failure continues for a period of five days after receipt of written notice of such nonpayment (unless Payment of such amount is contested or otherwise disputed in accordance with the provisions of this Agreement);

            (b) Subject to the following sentence, failure by Seller to deliver to Keystone during any month two or more Shipments of coal within five days of the dates specified in the Order(s) for such Coal, unless excused by Force Majeure. A Default shall be deemed to have occurred if, after a Notice of Default, Seller has failed to deliver such coal within ten days and has failed to provide adequate assurances to Keystone within such cure period that such failure will not be repeated.

            (c) Failure by Seller to meet Orders from Keystone aggregating 20,000 Tons or more in any one month, unless excused by Force Majeure.

            (d) Failure by Seller to provide adequate assurances as required in connection with any provision of this Agreement within ten days after notice of such failure.

            (e) Failure of either party to perform any other covenant, agreement or undertaking provided for in this Agreement or breach of any representation or warranty of either party which has a material adverse effect on the other party, and (i) such failure or breach continues for 30 days after notice of such failure or breach or (ii) if the nonperforming party shall commence within such 30 days and shall thereafter proceed with all due diligence to cure such failure or breach, such failure or breach is not cured within such longer period (not to exceed 30 days) as shall be necessary for such party to cure the same with all due diligence.

            (f) An assignment of this Agreement which is not permitted or consented to pursuant to Section 16.1.

            (g) The bankruptcy or insolvency of either party.

            12.2 Remedies for Default. Upon the occurrence and during the continuance of Default hereunder, the party not in Default shall be entitled, without limitation, to any of the following remedies:

            (a) To terminate this Agreement by written notice upon the expiration of any applicable cure period or period prescribed for provision of adequate assurances.

            (b) Upon a showing that its remedy at law is inadequate, to obtain an order compelling specific performance of this Agreement and injunctive relief restraining any actual or threatened breach of any material obligation of the other party under this Agreement without the necessity for filing any bond.

            (c) To purchase replacement coal as provided in Section 6.5.

            12.3 Waiver of Default. Either party may waive a Default by the other party, provided that no such waiver shall be binding unless reduced to writing, and any such waiver shall be deemed to extend only to the particular occurrence of Default waived and shall not limit or otherwise affect any rights that either party may have with respect to any prior or subsequent Default.

            12.4 Cumulative Remedies. None of the remedies provided in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to either party at law or in equity.

            12.5 No Consequential Damages. Notwithstanding anything in this Agreement to the contrary, neither party shall be liable for consequential damages by virtue of its breach of any of its obligations, representations or warranties hereunder.

                                  ARTICLE XIII

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

            13.1 Seller's Representations and Warranties. In addition to the representations and warranties set forth elsewhere in this Agreement, Seller hereby represents and warrants to Keystone as follows:

            (a) Seller is a corporation duly organized and in good standing under the laws of the State of Delaware and has been duly authorized by all requisite corporation action to execute and deliver this Agreement. Seller further represents that it is not involved in any litigation with any party which would jeopardize or impair Seller's ability to perform this Agreement.

            (b) The person executing and delivering this Agreement on Seller's behalf is acting pursuant to proper authorization, and this Agreement is the valid and binding obligation of Seller and is enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

            (c) Neither the execution and delivery by Seller of this Agreement nor the consummation by Seller of the transactions contemplated hereby is an event which, of itself or with the giving of notice or the passage of time or both, constitutes a violation of or will conflict with or result in any material breach of or any default under the terms, conditions or provisions of any judgement, law, rule or regulation to which Seller is subject, or of Seller's organizational documents, or of any agreement or instrument to which Seller is a party or by which it is bound.

            13.2 Representations and Warranties of Keystone. In addition to the representations and warranties set forth elsewhere in this Agreement, Keystone hereby represents and warrants to Seller as follows:

            (a) Keystone is a limited partnership organized, validly existing and in good standing under the laws of Delaware with full power and authority to enter into this Agreement. Keystone further represents that it is not involved in any litigation with any party which would jeopardize or impair its ability to perform this Agreement.

            (b) The persons executing and delivering this Agreement on Keystone's behalf are acting pursuant to proper authorization and this Agreement is the valid and binding obligation of Keystone and is enforceable in accordance with its terms.

            (c) Neither the execution and delivery by Keystone of this Agreement nor the consummation by Keystone of the transactions contemplated hereby is an event which, of itself or with the giving of notice or the passage of time or both, constitutes a violation of or will conflict with or result in any material breach of or any default under the terms, conditions or provisions of any judgment, law, rule or regulation to which Keystone is subject, or of Keystone's organizational documents, or of any agreement or instrument to which Keystone is a party or by which it is bound.

            (d) The berthing and unloading facilities at the Facility will not require specially designed barges and will be located where a tug and a barge up to 450 feet in length laden to a draft of 20 feet can approach, lie alongside and depart always safely afloat under extreme low tide conditions or in adverse weather. The berthing and unloading facilities will be designed and constructed to withstand the normal forces occurring during the docking, mooring, shifting and unloading of barges carrying no more than 10,000 short tons of coal. The berthing and unloading facilities shall have a barge haul system of sufficient size to move and stop barges safely beneath the unloader and controlled by Keystone.

            13.3 Special Covenants of Seller. In addition to all other covenants of Seller made herein, Seller hereby covenants and agrees as follows:

            (a) Seller covenants and agrees with Keystone that all coal sold by Seller pursuant to this Agreement will be delivered by Seller free from all liens (except carriers' liens) and adverse claims.

            (b) Seller will own, lease or control sufficient quantities of specified coal to meet the delivery requirements of this Agreement over the specified Term.

            (c) Seller's affiliates will obtain and maintain all Permits necessary to mine and deliver the quantity of coal required to meet its obligations for the Term of this Agreement.

            13.4 Special Covenants of Keystone. In addition to all other covenants of Keystone made herein, Keystone hereby covenants and agrees as follows:

            (a) Keystone will pay Seller for coal delivered and accepted and no longer subject to dispute, before payment by Keystone on senior debt.

            (b) Keystone shall obtain and have in effect all Permits necessary for the delivery, off-loading and utilization of coal.

            (c) Keystone shall give representatives of the barge owner reasonable access to all engineering plans and drawings for the berthing and unloading facilities at the Facility and all such plans shall be subject to the reasonable approval of such representatives for compatibility with the barges and the requirements of safe navigation.

            (d) Keystone will maintain the berthing and unloading facilities at the Facility as warranted in this Agreement, and will not alter such facilities without prior notice to Seller and the barge owner.

            (e) In the event that (i) Keystone shall have failed to notify Seller prior to January 1, 1993 that Seller should direct its barge carrier not to proceed with modifications to the barge which will transport coal to be delivered hereunder and (ii) either the Commercial Operation Date shall not have occurred by January 1, 1996 or Keystone shall have notified Seller to direct its barge carrier to stop the modifications to the barge (the earlier of such dates is referred to herein as the "Stop Date"), then Keystone shall reimburse Seller for all costs to Seller of such barge modifications, together with the cost of returning the barge to serviceable condition using the least expensive alternative. If the Stop Date shall occur prior to the completion of the barge modifications, as evidenced by the barge carrier's cancellation schedule (a copy of which shall be delivered to Keystone prior to commencement of the barge modifications), then Keystone's reimbursement obligation to Seller hereunder shall be limited to the barge modification costs to Seller through the next cancellation date following the Stop Date as indicated on such cancellation schedule, together with the cost of returning the barge to serviceable condition using the least expensive alternative. Seller shall provide Keystone with reasonable documentary evidence of all barge modification costs for which it claims reimbursement.

                                   ARTICLE XIV

                                 INDEMNIFICATION

            14.1 Seller Indemnity. Seller agrees to defend, indemnify and hold harmless Keystone, its partners and affiliates and all officers, directors, employees and agents thereof, from and against any and all liabilities (including third party liabilities), lawsuits, claims, damages, losses, fines, penalties and assessments by any public agency, costs and expenses (including costs and expenses of defense, settlement and reasonable attorneys' fees), which are incurred or brought as a result of any negligent or willful act or omission of Seller, its agents, employees, representatives, contractors or subcontractors associated with, or arising from, the performance by Seller of its obligations under this Agreement, including such matters arising in connection with the docking, unloading or undocking of the vessel.

            14.2 Keystone Indemnity. Keystone agrees to defend, indemnify and hold harmless Seller and its affiliates and all officers, directors, employees and agents thereof, from and against any and all liabilities (including third party liabilities), lawsuits, claims, damages, losses, property damage, fines, penalties and assessments by any public agency, costs and expenses (including costs and expenses of defense, settlement and reasonable attorneys' fees), which are incurred or brought as a result of any negligent or willful act or omission of Keystone, its agents, employees, representatives, contractors or subcontractors associated with, or arising from, the performance by Keystone of its obligations under this Agreement, including such matters arising in connection with the docking, unloading or undocking of the vessel.

            14.3 Indemnity for Warranties and Other Matters. With respect to or arising out of any breach by a party of its warranties, representations or covenants hereunder, such party shall indemnify and hold the other party and its successors, assigns, partners, employees, contractors, subcontractors and agents harmless from and against all damages, losses or expenses suffered or paid as a result of any and all claims, demands, suits, penalties, causes of action, proceedings, judgments, administrative and judicial orders and liabilities (including costs of defense, settlement and reasonable attorneys' fees) assessed, incurred or sustained by or against such other party and its successors, assigns, partners, employees, contractors, subcontractors and agents.

            14.4 Effect of Indemnification. The indemnification provided for in this Article XIV shall not provide an alternative remedy for any deficiencies in the quality of coal delivered hereunder or for any liabilities, damage or losses which are expressly addressed in any other Article or Section of this Agreement; the remedies expressly provided for in such other Article or Section of this Agreement shall, to the extent applicable, govern the rights and obligations of the parties instead of the remedies provided for in this Article XIV.

            14.5 Notice and Legal Defense. Promptly upon receipt by a party entitled to indemnification under this Article XIV (the "Indemnified Party") of any claim as to which such indemnification may be applicable ("Claim"), the Indemnified Party shall notify the other party (the "Indemnifying Party") of such fact in writing with the details of such Claim. The Indemnifying Party shall assume the defense thereof with counsel of its choice, subject to the reasonable approval of the Indemnified Party. If the parties against whom the Claim is asserted include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from, additional to or inconsistent with, those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such Claim on behalf of such Indemnified Party, at the Indemnifying Party's expense. The Indemnified Party shall retain authority, in the reasonable exercise of its discretion, to approve any and all communications with, and to prevent the submission of any documents to, any court or governmental authority having jurisdiction over the Claim.

            14.6 Failure to Defend Claim. Should the Indemnified Party be entitled to indemnification under this Article XIV as a result of a Claim by a third party, and should the Indemnifying Party fail to assume the defense of such Claim, having received notice as required by Section 14.5, the Indemnified Party may at the expense of the Indemnifying Party contest (or, with the prior written consent of such Indemnifying Party, not to be unreasonably withheld, settle) such Claim; provided, that no such contest need be made, and settlement or full payment of any such Claim may be made upon seven days' prior written notice to but without consent of the Indemnifying Party (with such Indemnifying Party remaining obligated to indemnify the Indemnified Party under this Article XIV) if, in the written opinion of the Indemnified Party's counsel, such Claim is meritorious.

            14.7 Joint Cause. If any Claims for indemnity arising out of Section
14.1 or Section 14.2 are caused by joint and concurring acts or omissions of Seller and Keystone, the liability of Seller and Keystone therefor shall be apportioned according to their respective degrees of fault.

            14.8 Survival. The provisions of this Article XIV shall survive the termination, cancellation or expiration of this Agreement, subject to applicable statutes of limitation.

                                   ARTICLE XV

                                     NOTICES

            15.1 Notices. Any notice required or permitted under this Agreement shall be in writing, shall be deemed to have been duly given on the date of receipt, and shall be either served personally on the party to whom notice is to be given, delivered by any recognized courier service, sent by telecopy or fax, or mailed to the party to whom notice is to be given, by first class registered or certified mail, return receipt requested, postage prepaid. Notices shall be addressed to the addressee at the address stated below, or at the most recent address specified by written notice given to the other party in the manner provided in this Section 15.1:

                  If to Keystone:

                        Keystone Energy Service Company, L.P.
                        7475 Wisconsin Avenue
                        Bethesda, MD 20814
                        Attention: President
                        Tel. 301/718-6800
                        Fax 301/718-6910

                  If to Seller:

                        Anker Energy Corporation
                        Route 12, Box 245
                        Morgantown, West Virginia 26505
                        Attention: Vice President of Sales
                        Tel. (304) 296-1616
                        Fax (304) 291-3692

                                   ARTICLE XVI

                                   ASSIGNMENT

            16.1 Assignment. This Agreement may be assigned by either party to a successor to substantially all of the assets of a party hereto by way of merger, consolidation or sale of assets, or to a parent, subsidiary or affiliate provided that (i) unless released by the other party, the assignor shall remain fully liable for all warranties, representations and covenants hereunder, and (ii) the assignee shall assume in writing all warranties, representations and covenants hereunder. Except as provided above and in Section 16.2, any transfer, assignment, delegation, or attempted transfer, assignment or delegation under this Agreement or of any of the rights or duties herein granted or imposed, whether voluntary, by operation of law or otherwise, without consent of the other party in writing, (which consent shall not be unreasonably withheld) shall be an event of Default under this Agreement.

            16.2 Assignment to Financing Parties. (a) The parties acknowledge that Keystone intends to finance the construction of the Facility by non-recourse "project financing," and that the Financing Parties will require such financing to be secured by a first lien upon the Facility and other assets of Keystone, including a collateral assignment of this Agreement and all rights and obligations of Keystone hereunder. Accordingly, this Agreement may be assigned as collateral by Keystone to any Financing Parties and their successors and assigns without further consent of Seller. In order to facilitate the obtaining of such financing, Seller hereby confirms its agreement that in the event of any Default on the part of Keystone of any provision of this Agreement or the occurrence of any other event which Seller may claim as grounds for cancelling this Agreement, Seller (having received prior written notice of the name and address of the Financing Parties) will give written notice thereof to such Financing Parties. The Financing Parties shall have 60 days following the receipt of such notice within which to effect, or commence and diligently pursue the completion of, a cure of such Default and to exercise their rights and remedies under the Financing Documents, except that the applicable cure period for the payment of amounts due to Seller for coal delivered hereunder shall be 30 days. Seller shall also execute such consent and agreement or similar documents with respect to a collateral assignment hereof, as the Financing Parties may reasonably request in connection with the Financing Documents. Seller agrees to cooperate with Keystone in the negotiation and execution of any reasonable amendment or addition to this Agreement required by the Financing Parties which does not result in an adverse change in Seller's rights or obligations hereunder in the good faith judgment of Seller.

            (b) Seller may assign the right to payments under this Agreement as collateral to any parties which provide financing to Seller or any parent, subsidiary or affiliate of

Seller ("Seller Financing Parties") and their successors and assigns upon notice to, but without further consent of Keystone. In order to facilitate the obtaining of any such financing, Keystone hereby confirms its agreement that in the event of any Default on the part of Seller of any provision of this Agreement or the occurrence of any other event which Keystone may claim as grounds for cancelling this Agreement, Keystone (having received prior written notice of the name and address of the Seller Financing Parties) will give written notice thereof to such Seller Financing Parties. Keystone shall execute such consent and agreement or similar documents with respect to such collateral assignment, as the Seller Financing Parties may reasonably request. Keystone agrees to cooperate with Seller in the negotiation and execution of any reasonable amendment or addition to this Agreement required by the Seller Financing Parties which does not result in an adverse change in Keystone's rights or obligations hereunder in the good faith judgment of Keystone.

            16.3 Successors and Assigns. Subject to the provisions of Sections
16.1 and 16.2 hereof, this Agreement and the respective rights and obligations of the parties shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

                                  ARTICLE XVII

                                    INSURANCE

            17.1 Seller Coverages. Seller shall obtain and maintain, or cause to be obtained and maintained, at its expense, and which shall name Keystone as an "Additional Insured", the following insurance during the term of this Agreement:

            (a) Comprehensive general liability insurance with bodily injury and property damage combined single limits of at least $1,000,000 per occurrence. Such insurance shall include, but shall not necessarily be limited to, automobile liability, worker's compensation as necessary, specific coverage for contractual liability encompassing the indemnification provisions in Sections
14.1 and 14.3 hereof, broad form property damage liability, personal injury liability and, where applicable, watercraft protection and indemnity liability.

            (b) Umbrella, excess or other insurance policy which provides $20,000,000 of additional coverage for any liability in excess of liability limits provided above.

            17.2 Restrictions on Seller Coverages.

            (a) Seller may not materially change, cancel or allow insurance policies required under this Agreement to lapse without giving thirty days' written notice to Keystone.

            (b) The failure to comply with the insurance provisions of this Agreement shall not limit or relieve Seller from indemnifying and holding harmless Keystone as provided by any provision of this Agreement.

            17.3 Seller Subcontractor Coverages. Seller shall cause any subcontractor(s) with which Seller contracts to provide barge or vessel transportation of coal to fulfill its obligations under this Agreement to obtain and maintain the following insurance, and which shall name Seller and Keystone as "Additional Insured" during the term of the Agreement:

            (a) Marine protection and indemnity insurance with limits of $30,000,000 per occurrence; and

            (b) Water pollution coverage insurance with limits of at least $30,000,000 per occurrence.

            17.4 Keystone Coverages. Keystone shall obtain and maintain, or cause to be obtained and maintained, at its expense, and which shall name Seller as an "Additional Insured", the following insurance during the term of this Agreement:

            (a) Comprehensive general liability insurance with bodily injury and property damage combined single limits of at least $2,000,000 per occurrence. Such insurance shall include, but shall not necessarily be limited to, automobile liability, specific coverage for contractual liability encompassing the indemnification provisions in Sections 14.1 and 14.3 hereof, broad form property damage liability, worker's compensation as necessary, personal injury liability.

            (b) Umbrella, excess or other insurance policy which provides $18,000,000 of additional coverage for any liability in excess of liability limits provided above.

            17.5 Restrictions on Keystone Coverages.

            (a) Insurance policies may not be cancelled, allowed to lapse, or materially changed without giving thirty days' written notice to Seller.

            (b) The failure to comply with the insurance provisions of this Agreement shall not limit or relieve Keystone from indemnifying and holding harmless Seller as provided by any provision of this Agreement.

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

            17.6 Endorsements. If either party purchases insurance to satisfy part or all of its obligations under this Article XVII, such party shall cause its insurers to amend its comprehensive general liability and, if applicable, umbrella or excess liability policies and comprehensive automobile liability insurance with an endorsement to the effect that, notwithstanding any provision of the policy, this policy may not be cancelled, allowed to lapse or materially changed by the insurer without giving thirty (30) days prior written notice to the other party.

            17.7 Certificates. Each party shall provide the other party with certificates of insurance pertaining to any insurance policies purchased to satisfy such party's obligations under this Article XVII.

                                  ARTICLE XVIII

                                   ARBITRATION

            18.1 Arbitration. The parties shall negotiate in good faith and attempt to resolve any dispute which may develop under this Agreement; however, if the parties are unable to resolve a dispute hereunder, either party may serve upon the other a demand that such matter be arbitrated, in which case the same shall be resolved by arbitration conducted in accordance with the rules of the American Arbitration Association. In the event of such a dispute, the parties shall endeavor to appoint an arbitrator agreeable to both of them, who shall be the sole arbitrator. In the event that the parties are unable to agree upon an arbitrator within twenty (20) days of the filing of a demand for arbitration by the initiating party, then either party may request the American Arbitration Association to appoint a individual in good standing of such Association's Commercial Arbitration Panel as the sole arbitrator. Unless the parties otherwise agree, the arbitration will be held in Washington, D.C. The parties will proceed with the arbitration expeditiously and will conclude all proceedings thereunder, including any hearing, in order that a decision may be rendered within one hundred twenty (120) days from the filing of the demand for arbitration by the initiating party. The award of the arbitrator will be final and binding on both parties and may be enforced in any court having jurisdiction of the party against which enforcement is sought. Each party shall bear its own expenses, including but not limited to counsel fees, except that all expenses of the arbitration shall be apportioned in the award of the arbitrator based upon the respective merit of the positions of the parties.

            18.2 Price and Payment During Arbitration. Whenever a decision has not been rendered within the 120-day period provided by Section 18.1 hereof in an arbitration which relates to a Base Price increase proposed by Seller or to a disputed payment withheld by Keystone, Keystone shall, upon the expiration of such 120-day period, commence paying to Seller such proposed Base Price or pay to Seller such withheld payment, as the case may be. Upon the rendering of the arbitral decision, all overpayments shall be refunded and all underpayments shall be paid, with interest thereon in each case at the rate specified in
Section 9.2.

            18.3 Survival of Provisions. The provisions of this Article XVIII shall survive the termination, cancellation or expiration of this Agreement, subject to applicable statutes of limitations.

                                   ARTICLE XIX

                            MISCELLANEOUS PROVISIONS

            19.1 Rounding. For purposes of all calculations pursuant to this Agreement, (i) amounts per Ton shall be rounded to the nearest one-tenth of one cent, (ii) all other amounts shall be rounded to the nearest fourth place after the decimal.

            19.2 Consequences of Termination. In the event of a termination of this Agreement pursuant to Section 2.2, Section 2.5, Section 6.6, Section 6.9,
Section 11.4 or Section 12.2, neither party shall have any further obligation to perform hereunder, but no such termination shall excuse the payment of any amount due and owing by one party to the other hereunder prior to such termination, nor shall such termination affect the survival provisions of
Section 13.4(e), Section 14.8 and Section 18.3.

            19.3 Amendments; Waiver. This Agreement may not be amended, supplemented, or modified except by an instrument in writing signed by both of the parties hereto. Any failure by either party to enforce any provisions hereof shall not constitute a waiver by that party of its right subsequently to enforce the same or any other provision hereof.

            19.4 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision In any other jurisdiction.

            19.5 Governing Law. This Agreement shall in all respects be governed and construed in accordance with the laws of the State of New Jersey including all matters of construction, validity and performance.

            19.6 Independent Contractor: No Partnership. Seller shall be an independent contractor with respect to the sale of the coal and to the performance of its obligations hereunder. Nothing in this Agreement or the arrangement for which it is written shall constitute or create a joint venture, partnership, agency or any other similar arrangement between the parties, and neither party is authorized to act as agent for the other party.

            19.7 Captions, Exhibits and the Table of Contents. Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, describe or otherwise affect the scope or meaning of this Agreement or the intent of any provision hereof. All Exhibits attached hereto shall be considered a part hereof as though fully set forth herein.

            19.8 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof. All previous and collateral agreements, representations, warranties, promises and conditions of sale are superseded by this Agreement. Any representation, promise or condition not incorporated in this Agreement shall not be binding on either party.

            19.9 Counterparts. The parties may execute this Agreement in two or more counterparts, which shall, in the aggregate, be signed by both the parties; and each counterpart shall be deemed an original instrument as against any party who has signed it.

            19.10 Confidentiality. Each party shall retain in confidence the contents of this Agreement and any information obtained as a result of negotiation and performance of this Agreement which either party identifies to the other as being proprietary or confidential in nature, except that (i) Keystone may, upon receipt of equivalent assurances of confidentiality, disclose such information to any proposed Financing Parties, equity investors, or operators of the Facility (if other than Keystone) and to consultants employed by Keystone or Monsanto and (ii) Seller may, upon receipt of equivalent assurances of confidentiality, disclose such information to any parties proposing to provide financing to or acquire an equity interest in Seller or any of its affiliates. Further, such information may be disclosed when requested by a court or government agency, or to the extent required by state regulatory agencies, the

Federal Energy Regulatory Commission, the U.S. Environmental Protection Agency or other Federal regulatory agencies.

            19.11 Attorney Fees. The parties agree that if one party brings an action against the other with respect to this Agreement, including the resolution of disputes pursuant to arbitration under Article XVIII hereof, the parties' reasonable legal fees and other related expenses will be apportioned between the parties by the arbitrator or judge based upon the respective merits of the parties' positions.

            19.12 Right to Visit. Each party grants to the other (including its agents) the right to visit its facilities, from time to time, upon reasonable notice and subject to the applicable rules and regulations of the facilities, in order to witness and review operations related to this Agreement. If Keystone determines under Section 6.6 hereof that the coal deliveries have caused operating problems, Keystone and Seller shall cooperate in arranging for Seller to review the specific problem area.

            19.13 Further Assurances. The parties shall execute and deliver such additional documents and shall cause such additional action to be taken as may be reasonably necessary to carry out the purposes and intent of this Agreement.

            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Agreement to be executed on the date hereof by their respective representatives heretofore duly authorized.

                                           ANKER ENERGY CORPORATION, as
                                             Seller

                                           By: /s/ John J. Faltis
                                               -------------------------------

                                           KEYSTONE ENERGY SERVICE
                                           COMPANY, L.P.

                                           By: /s/ Joseph Kearney
                                               -------------------------------

                                    EXHIBIT A

                               PROJECT DESCRIPTION

The project is a conventional pulverized coal-fired electricity and steam generating plant with a net electrical output of 202 MW. The Project is comprised of a coal-fired steam generator producing 1,575,000 lbs/hr of superheated steam at nominal conditions of 2,500 psig, 1005F and reheat steam at nominal conditions of 1005F and a steam turbine generator with a gross electrical output of 235 MW.

Exhaust gases exiting the boiler will pass through a dry scrubber to remove 93% of SOx emissions and through a baghouse to remove particulate matter. NOx emissions will be controlled by the combination of a low NOx combustion process and a selective non-catalytic reduction system which uses ammonia injection into the flue gas at a prescribed flue gas temperature. The superheated and reheated steam will be used to power a steam turbine generator with a single extraction point for process steam to Monsanto and seven stages of extraction for feedwater heating.

Steam exhausting from the steam turbine will be condensed in a water-cooled condenser and returned to the boiler for reuse through the feedwater heating system. Water for make-up to the various plant systems will be drawn from the Delaware River and passed through filters, a reverse osmosis system and a demineralizer prior to use in the steam cycle. Heat removed from the condenser by the cooling water will be released to the atmosphere through an induced draft multi-cell cooling tower. Make-up water to the cooling tower to compensate for evaporation, draft and blowdown will come from the Delaware River. The cooling water will be chemically treated for pH, scale and biofouling control.

Coal for the Project will be delivered by barge to the Project's unloading pier and unloaded by dock mounted unloading equipment. The coal will be delivered by conveyor to the enclosed active storage area or to the outdoor dead storage. The active storage area holds 10,000 tons (approximately 5 days at full load) and the dead storage holds 60,000 tons (an approximate 30-day supply at full load). Coal is retrieved from the active storage area using a scraper/reclaimer and routed onto a conveyor for delivery to the coal bunkers located in the boiler house. From here the coal is fed at a controlled rate into pulverizers, and then into the boiler for combustion.

The ashes produced by the combustion process will be withdrawn from the bottom of the boiler by a drag chain for outdoor storage until removed off-site. Fly ash collected in the gas path hoppers and the baghouse will be pneumatically conveyed to a silo sized for three days' operation for storage until removed from the site by pneumatic tanker. Lime will be delivered by pneumatic tanker and stored on site in a silo sized for 7 days' operation. The lime will be slaked with water to a controlled concentration and then fed into the atomizers of the spray dryer absorber. The SOx removal is achieved by direct contact of the hot flue gases with the lime slurry.

A waste water collection and treatment system will be installed to process all of the plant's waste water for reuse as demineralizer make-up or as a source for the lime slaker. The system will utilize a reverse osmosis process which will be sized to permit full operation during high salinity conditions in the Delaware River. Discharge to the Delaware River will be limited to storm water.

Electricity generated by the Project will be transformed to 230 KV by the Project's step-up transformer and fed to the adjacent switching station installed by Atlantic City Electric. Electricity to Monsanto will be supplied through the service transformer at 13.2 KV. Steam will be supplied to Monsanto through a dedicated and monitored steam line.

Other balance-of-plant systems which will be installed to support the operations will include an integrated distributed digital control and monitoring system, administration building housing the control room, warehouse and offices, a 430 foot concrete chimney, fire fighting system for the whole plant, auxiliary boiler to meet Monsanto's needs in the event of a shutdown and necessary support electrical and mechanical systems.

                                    EXHIBIT B
                            DESCRIPTION OF THE MINES

                                                   W. VA DOE
MINE NAME               PERMIT HOLDER          PERMIT NUMBER (1)       LATITUDE              LONGITUDE
Fairfax         Patriot Mining Company, Inc.     U-87-84           39(Degrees 27' 30"  79(Degrees 47' 07"
Squires Creek   Patriot Mining Company, Inc.     U-1041-86         39(Degrees 28' 16"  79(Degrees 48' 16"
T & T           T & T Energy, Inc.               EM-41             39(Degrees 30' 02"  79(Degrees 46' 51"
DeCondor        Patriot Mining Company, Inc.     U-1080-86         39(Degrees 27' 59"  79(Degrees 47' 24"
Birds Creek     Patriot Mining Company, Inc.     S-1022-88         39(Degrees 25' 42"  79(Degrees 47' 08"
Irish Ridge     Patriot Mining Company, Inc.     Not yet issued    39(Degrees 26' 16"  79(Degrees 47' 58"
Smith Farm      Patriot Mining Company, Inc.     S-1033-89         39(Degrees 29' 19"  79(Degrees 43' 27"
Kanes Creek     Patriot Mining Company, Inc.     Not yet issued    39(Degrees 29' 51"  79(Degrees 46' 30"
Sentinel        Philippi Development, Inc.       U-15-83           39(Degrees 13' 29"  80(Degrees 03' 17" Top
                                                                   39(Degrees 13' 26"  80(Degrees 03' 51" Bottom

-----------------
(1) U and EM designate deep mines; S designates surface mines.

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                                    EXHIBIT C
                           TYPICAL COAL SPECIFICATIONS

Performance Coal
----------------
HHV, Btu/lb          [_ _ _ _]
Volatiles, %         [_ _ _ _]
Fixed carbon, %      [_ _ _ _]

               Ultimate Analysis
                       %
               -----------------
Carbon               [_ _ _ _]
Hydrogen             [_ _ _ _]
Nitrogen             [_ _ _ _]
Chlorine             [_ _ _ _]
Sulfur               [_ _ _ _]
Ash                  [_ _ _ _]
Oxygen               [_ _ _ _]
Moisture             [_ _ _ _]

Grindability
--------------
Hargrove Index    [_ _ _ _]

Ash Analysis,     % (Average)
-------------     -----------
SiO(2)              [_ _ _ _]
Al(2)O(3)           [_ _ _ _]
TiO(2)              [_ _ _ _]
Fe(2)O(3)           [_ _ _ _]
CaO                 [_ _ _ _]
MgO                 [_ _ _ _]
Na(2)O              [_ _ _ _]
K(2)O               [_ _ _ _]
Other               [_ _ _ _]

Ash Fusion      Temperature
----------    ---------------
IDT           [_ _ _ _] (Degrees)F

Size (as received)

[_ _ _ _]
No more than [_ _ _ _]
No more than [_ _ _ _]

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                                    EXHIBIT D

                      ARTICLE 5.1B(ii) OF THE AGREEMENT FOR
                           PURCHASE OF ELECTRIC POWER

(ii) a. For all energy delivered during each of the first eight (8) Contract Years, the price shall be: [_ _ _ _]/KWH + [_ _ _ _]/KWH x 1, Where 1 is the Base Escalator.

      NOTE:

      Base Escalator shall be the cost of coal as defined by the annual average cost of bituminous coal by New Jersey utilities as reported by FERC Form
      423. The Index is tonnage weighted.

      1 (for year N) = Cost of fuel as defined above, for the preceding year (N-1) [_ _ _ _]; cost of coal in (N-1) [_ _ _ _] x 1.

      i.e., For year N, 1 then becomes

            Indices in year (N-1)/Indices in 1992

            Values of 1 will be established in the first quarter of each year based on available published values of the indices.

      b. For all energy delivered during each of Contracts Years nine (9) through fifteen (15), the price shall be: [_ _ _ _]/KWH + [_ _ _ _]/KWH x 1, where 1 is the Base Escalator.

      c. For all energy delivered during each of the final fifteen (15) Contract Years, the price shall be: [_ _ _ _]/KWH x 1, where 1 is the Base Escalator.

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                                                                       EXHIBIT E

                             ESCALATION OF COAL BASE

                          PRICE AND OTHER BASE VALUES;

                          BILLING CALCULATION EXAMPLES

I.    Coal Base Price and Other Base Values

      A. All Base Values are as of January 1, 1993 (except the Ash Disposal Price which shall not be less than [_ _ _ _] per ton of ash, effective January 1, 1991)

      B.    Coal Base Price (CBP)

            1.    Prior to Commercial Operation Date (COD) = [_ _ _ _]

            2.    Post COD Tonnage Adjustment

                  a.    Annual Tons [_ _ _ _]: CBP = [_ _ _ _]

                  b.    Annual Tons [_ _ _ _]: CBP = [_ _ _ _]
                        by linear interpolation

                  c. Annual Tons [_ _ _ _] CBP = [_ _ _ _] by linear interpolation

                  d.    Annual Tons [_ _ _ _] or more: CBP = [_ _ _ _]

            3.    Post COD Sulfur Content Adjustment

                  a. Based on weighted annual average sulfur content of bituminous coal used by New Jersey Utilities as reported on FERC Form 423 for the 12-month period immediately preceding the year to be adjusted

                  b.    Base values of Sulfur Content Adjustment

Sulfur Content                  Adjustment to CBP
--------------                  -----------------
   0 - 0.49%                         [_ _ _ _]
0.50 - 0.59%                         [_ _ _ _]
0.60 - 0.69%                         [_ _ _ _]
0.70 - 0.79%                         [_ _ _ _]
0.80 - 0.89%                         [_ _ _ _]
0.90 - 1.50%                         [_ _ _ _]
1.51 - 1.60%                         [_ _ _ _]
1.61 - 1.70%                         [_ _ _ _]
1.71 - 1.80%                         [_ _ _ _]
1.81 - 1.90%                         [_ _ _ _]
1.91% and greater                    [_ _ _ _]

      C.    Dedication Fee

            1. Based on annual tonnage delivered commencing with first full Operating Year

            2. For annual tonnages less than [_ _ _ _] the Base Dedication Fee is [_ _ _ _] per Ton of shortfall

      D.    Ash Disposal Price (ADP)

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

            1. Actual cost of Ash Disposal for Keystone as reported by Keystone

            2. ADP is based upon [_ _ _ _] per ton of ash, effective January l, 1991

      E.    Billing Period Sulfur Premium

            1. Base Sulfur Premium of [_ _ _ _]/Ton for each [_ _ _ _] that the weighted average semi-monthly sulfur content is less than [_ _ _ _]

II.   Escalation of Coal Base Price and Other Base Values

      A.    Escalators

            1.    Base Escalator

                  a. Weighted annual average cost of bituminous coal used by New Jersey Utilities as reported on FERC Form 423 for the 12 month period immediately preceding the year to be adjusted

                  b. Base Value of the Base Escalator is the weighted average cost of bituminous coal used by New Jersey Utilities during the period 1/01/92 thru 12/31/92

                  c. Bituminous coal is bituminous coal having the following quality specifications:

                        Ash Content between [_ _ _ _] inclusive Sulfur Content between [_ _ _ _] inclusive Btu Value between [_ _ _ _] inclusive

            2.    Gross Domestic Product - Implicit Price Deflator (GDP-IPD )

                  a. Values to be escalated by GDP-IPD will be increased or decreased as of January 1 of each year commencing January 1, 1994 by the percentage change in the index number of the GDP-IPD for the calendar quarter immediately preceding such January 1 from the index number of the GDP-IPD for the fourth quarter of the preceding calendar year.

                  b. Maximum adjustment for GDP-IPD on an annual basis is [_ _ _ _] increase or decrease from prior year.

      B.    Escalations

            1. Base Coal Price - Escalated annually by Base Escalator commencing January 1, 1994

            2. Base Sulfur Content Adjustment - Escalated annually by GDP-IPD commencing January 1, 1994

            3. Base Dedication Fee - Escalated annually by GDP-IPD commencing January 1, 1994

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

            4. Base ADP escalated annually by GDP-IPD commencing January 1, 1992, but shall not be less than [_ _ _ _] per ton of ash

            5. Actual ADP is the reported actual cost per ton of ash incurred by Keystone; provided that if the Actual ADP is less than [_ _ _ _] per ton of ash then the actual ADP shall be deemed to be [_ _ _ _] per ton of ash

            6.    Base Sulfur Premium

                  a. Escalated annually by GDP-IPD commencing January 1, 1994. In no event shall the Base Sulfur Premium (as escalated) be less than [_ _ _ _] per Ton.

                  b. If the Actual ADP during the relevant period is greater than the Base ADP (as escalated) for such period, then the Sulfur Premium (as escalated) is further adjusted by multiplying the Base Sulfur Premium (as escalated) by the Actual ADP over the Base ADP (as escalated)

                  c. If the actual ADP during the relevant period is less than the Base ADP (as escalated) for such period, then no further

III.  Billing Period Premium and Penalty Adjustments

      A. All premiums and penalties based upon the semi-monthly weighted average analysis of coal delivered to the plant during a Billing Period.

      B.    BTU Premiums and Penalties

            1.    If actual Btu > [_ _ _ _] then Premium = [_ _ _ _]

            2.    If actual Btu < [_ _ _ _] then Penalty = [_ _ _ _]

      C.    Ash Premiums and Penalties

            1.    If actual Ash > [_ _ _ _] then Penalty = [_ _ _ _]

            2.    If actual Ash < [_ _ _ _] then Premium = [_ _ _ _]

      D.    Sulfur Premium

            1. Premium adjustment only because sulfur in excess of [_ _ _ _] may be rejected by Keystone

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

            2. Premium base rate = [_ _ _ _] for each [_ _ _ _] sulfur below [_ _ _ _]. This base rate is based upon a base ADP of [_ _ _ _] per ton of ash, effective January 1, 1991

            3. If Actual ADP is greater than the Base ADP (as escalated) then the base sulfur premium rate (as escalated) will be adjusted as provided in II.B.6.b. above

IV.   Base Price and Base Value Calculation Examples

      A.    Assumptions

            1.    Operating Year = 1/01/95 to 12/31/95

            2. Bituminous coal price for base period (1/01/92- 12/31/92) = [_ _ _ _]

            3. Bituminous coal price for previous Operating Year (1/01/94-12/31/94) = [_ _ _ _]

            4.    Average NJ Utilities sulfur content = [_ _ _ _]

            5. Keystone's reported Ash Disposal Price during Operating Year = [_ _ _ _]

            6. GDP-IPD values: 4th quarter 1990 = [_ _ _ _]; 4th quarter 1991 = [_ _ _ _]; 4th quarter 1992 = [_ _ _ _]; 4th quarter 1993 =
                  [_ _ _ _]; 4th quarter 1994 = [_ _ _ _]

      B.    Base Price and Base Value Adjustment

            1.    Coal Base Price

                  a.    Prior to Commercial Operations: [_ _ _ _]

                  b.    Post COD Base Price:

                        1)    Tons of [_ _ _ _]:
                              [_ _ _ _]

                        2)    Tons of [_ _ _ _]: [_ _ _ _] via linear
                              interpolation

                              *  [_ _ _ _]

                        3)    Tons of [_ _ _ _]:

                              [_ _ _ _] via linear interpolation

                              [_ _ _ _]

                        4)    Tons of [_ _ _ _] and above:
                              [_ _ _ _]

                  c.    Post COD Sulfur Adjustment

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                        1)    Base Adjustment =

                              [_ _ _ _]

                              [_ _ _ _]

                        2) Note: limitation on annual adjustment of no greater than [_ _ _ _] above or below the prior adjustment period

                  d.    Total Adjusted Base Price = Adjustment Coal Base Price +
                                                    Sulfur Adjustment

            2.    Dedication Fee

                  a.    [_ _ _ _]

                        [_ _ _ _]

                  b. Note: limitation on annual adjustment of no greater than [_ _ _ _] above or below the prior adjustment period

            3.    Billing Period Sulfur Premium

                  a.    Base ADP Escalation

                        [_ _ _ _]

                        [_ _ _ _]

                        [_ _ _ _]

                        [_ _ _ _]

                  b.    Base Sulfur Premium Escalation:

                        [_ _ _ _]

                        [_ _ _ _]

                  c. Note: Because the Actual ADP [_ _ _ _] was less than the escalated Base ADP [_ _ _ _], no further adjustment shall be made to the escalated Base Sulfur Premium
                        [_ _ _ _]

                  d. Note: limitation on annual escalation adjustment of no greater than [_ _ _ _] above or below the prior adjustment period

V.    Billing Period Premium/Penalty Calculation Examples

      A.    Billing Period Calculation

            1.    Assumptions

                  a.    Billing period 3/01/95 = 3/15/96 (Mid-year)

                  b.    Prior Operating Year tonnage = [_ _ _ _]

                  c.    Billing period tonnage = [_ _ _ _]

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                  d.    Billing period weighted average coal quality:

Ash                        [_ _ _ _]
Sulfur                     [_ _ _ _]
Btu                        [_ _ _ _]

            2.    Calculations

                  a.    Adjusted Coal Base Price for billing period

                        1)    [_ _ _ _] Ton Adjustment Coal Price + Sulfur
                              Adjustment: = [_ _ _ _] + [_ _ _ _]
                                          = [_ _ _ _]

                  b.    Coal Quality Premium Payments

                        1)    BTU = [_ _ _ _]

                        2)    Sulfur = [_ _ _ _]

                        3)    Ash = [_ _ _ _]


VI.   Correction for Actual Quantity

      During the Operating Year the Coal Base Price shall be calculated, for invoicing purposes, on the basis of the greater of an annual quantity of [_ _ _ _] Tons or the previous Operating Year's quantity until the earlier of
(i) the date on which Seller shall have delivered [_ _ _ _] Tons in such Operating Year or (ii) the end of such Operating Year.

      A.    Assumptions

            1.    Operating Year = 1/1/95-12/31/95

            2.    Operating Year Quantity = [_ _ _ _] Tons

            3.    1/1/94-12/31/94 Quantity = [_ _ _ _] Tons

            4. Operating Year Coal Base Price (for invoicing purposes) = [_ _ _ _] (see V.A.2.a. above)

            5.    Operating Year Weighed Average BTU Content = [_ _ _ _]

      B.    Correction Calculation

            1.    Corrected Coal Base Price + Sulfur Adjustment = [_ _ _ _]

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

            2.    Total BTU Adjustment

                  a.    As Billed Using Coal Base Price
                        [_ _ _ _]

                  b.    Based on Corrected Coal Base Price
                        [_ _ _ _]

            3.    Overpayment Calculation

                  a.    (Coal Base Price - Corrected CBP) * Tons =

                        [_ _ _ _]

                  b.    BTU Adjustment =
                        [_ _ _ _]

                  c.    Total Overpayment =
                        [_ _ _ _]

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.


                                   SCHEDULE A

                      Rates for Coal Transported in Barges
                           From Baltimore, Maryland to
                  Bridgeport, New Jersey Co-Generation Station
                           Effective February 15, 1991

 Tonnage Carried Per Coal Year                           Rate
--------------------------------             -----------------------------
Between [_ _ _ _] tons                       [_ _ _ _]

Between [_ _ _ _] tons                       [_ _ _ _]

Between [_ _ _ _] tons                       [_ _ _ _]

[_ _ _ _] tons and above                     [_ _ _ _]

                               FIRST AMENDMENT TO
                              COAL SUPPLY AGREEMENT

      THIS FIRST AMENDMENT TO COAL SUPPLY AGREEMENT (the "First Amendment"), is entered into effective as of September 1, 1995, by and between ANKER ENERGY CORPORATION, a Delaware corporation ("Seller"), and LOGAN GENERATING COMPANY, L.P. (formerly Keystone Energy Service Company, L.P.), a Delaware limited partnership ("Logan").

                                    RECITALS

      WHEREAS, Seller and Logan entered into a certain Coal Supply Agreement, dated April 1, 1992 (the "Agreement"); and

      WHEREAS, the coal requirements for Logan's Facility are directly related to the amount of time the Facility is dispatched; and

      WHEREAS, Seller is willing to provide a lower delivered price of coal to Logan for a certain period of time and on other conditions hereinafter set forth; and

      WHEREAS, Seller and Logan wish to amend certain of the provisions of the Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller and Logan, intending to be legally bound, hereby agree as follows:

      1. Capitalized terms not otherwise defined in this First Amendment shall have the meaning for such term set forth in the Agreement; provided that anywhere "Keystone" is used in the Agreement shall mean "Logan" from and after the effective date of this First Amendment.

      2. A. Logan and Seller have agreed to: (i) reconcile all matters related to the pricing and invoicings for all coal delivered under the Agreement from its beginning through and including September 30, 1995; (ii) the Base Price to be applied for all coal delivered under the Agreement for the period beginning September 1, 1995 and ending December 31, 1995; and (iii) the procedures to be applied for pricing and invoicing purposes for all coal deliveries under the Agreement for the period beginning January 1, 1996 and continuing thereafter.

      With respect to the reconciliation of all matters related to the pricing and invoicing for all coal delivered under the Agreement from its beginning through and including September 30, 1995, Logan and Seller agree that Logan owes Seller the additional sum of Three Hundred Thousand Dollars ($300,000.00). Logan agrees to pay Seller such sum by certified check or by wire transfer of funds within 30 days after the final execution of this First Amendment; provided, that if Logan has not paid such sum within such time frame, then Seller, in addition to all of its other legal rights to collect such sum, may by written notice to Logan, sent anytime after the due date of such payment, elect that the pricing for all purchases of Specification Coal made on or after January 1, 1996 shall be determined in accordance with Section 7.1 of the Agreement rather than subparagraph A of numbered paragraph 9 of this First Amendment.

      Logan and Seller agree that such reconciliation shall operate as a complete settlement of all matters related to coal pricing for all coal deliveries under the Agreement from its beginning through and including September 30, 1995. Logan hereby releases Seller from any and all claims and demands for coal deliveries and pricing therefor during the stated period and once the payment to Seller as set forth above has been made in full, Seller releases Logan from

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.


any and all claims and demands for any such matters for coal deliveries and pricing therefor during the stated period.

      B. As part of the parties' complete reconciliation of all matters under the Agreement related to the change in definition of "Operating Year" as set forth below, Logan and Seller agree that for all coal delivered by Seller to the Point of Delivery from September 1, 1995 through and including December 31, 1995, the Base Price for coal with the quality defined as Semi-Monthly Average Contract Specifications in Section 6.2 of the Agreement shall be [_ _ _ _] per Ton, subject to premiums and penalties calculated at the rate of [_ _ _ _] for each [_ _ _ _], pro rata, over or under [_ _ _ _] of sulfur and at the rate of + or - [_ _ _ _] for each [_ _ _ _], pro rata, over or under [_ _ _ _] ash, for the weighted average sulfur and ash content for the subject Billing Period. In the event the CSX Transportation, Inc. ("CSXT") Guaranty Agreement, referred to in numbered paragraph 17 of this First Amendment is not terminated on or before March 29, 1996, then, notwithstanding the provisions of numbered paragraph 17 of this First Amendment, Logan agrees to pay Seller an additional [_ _ _ _] per Ton for each Ton of Specification Coal (as hereinafter defined) delivered by Seller, to the Point of Delivery under the Agreement, during the period beginning September 1, 1995 and ending December 31, 1995.

      3. Effective as of January 1, 1996, the fifth Recital Clause of the Agreement is deleted in its entirety and replaced with the following language:

            "WHEREAS, Logan will sell electricity generated at the Facility to Atlantic City Electric Company ("Atlantic Electric" or "Power Purchaser") under an Agreement for Purchase of Electric Power dated as of August 25, 1988, as amended, and Logan will sell steam and electricity produced at the Facility to Monsanto Chemical Company ("Monsanto") under a Steam Supply

            Agreement dated as of November 22, 1988, as amended, and the coal requirements will depend upon the quantity of steam and electricity purchased pursuant to those agreements; and".

      4. Effective as of January 1, 1996, the definition of "GDP Deflator" in
Section 1.5 of the Agreement shall be deleted in its entirety and the following shall be inserted in its place:

            "GDP Deflator" means the preliminary (i.e., second published) Gross Domestic Product Implicit Price Deflator for a calendar quarter as currently published in the United States Department of Commerce, Bureau of Economic Analysis publication entitled Survey of Current Business. The base index for the GDP Deflator shall be the fourth quarter of 1992 for all adjustment purposes hereunder. Adjustments to rates, fees, prices, premiums and penalties which are to be made annually based on the GDP Deflator shall be calculated as follows: the existing rate, fee, price, premium or penalty shall be increased or decreased as of January 1, of each year of the Term hereof commencing on January 1, 1996 by the percentage change in the index number of the GDP Deflator for the third calendar quarter of the year immediately preceding such January 1 from the index number of the GDP Deflator for the fourth quarter of 1992 (i.e., the index number of the GDP Deflator for the third quarter of 1995 shall be compared to the index number of the GDP Deflator for the fourth quarter of 1992 for January 1, 1996, adjustments). If the GDP Deflator ceases to exist or becomes unavailable, the parties shall agree to a substitute index that reasonably measures inflation for all goods and services within the United States."

      5. Effective as of January 1, 1996, the definition of "Operating Year" in
Section 1.5 of the Agreement shall be deleted in its entirety and the following shall be inserted in its place:

            "Operating Year" shall mean a Calendar Year

            (January 1 to December 31).

      6. Effective as of January 1, 1996, the following definitions shall be added to Section 1.5 of the Agreement:

            "Specification Coal" shall have the meaning set forth in subparagraph A of numbered Paragraph 9 of the First Amendment to Coal Suppy Agreement.

      "Incentive Period" shall mean, as applicable, each six (6) month period of each calendar year beginning January 1, 1996, and beginning each July 1 and January 1 thereafter, during the period of time commencing January 1, 1996 and ending December 31, 1999.

      7. Effective as of January 1, 1996, Section 2.1 of the Agreement shall be deleted in its entirety and the following shall be inserted in its place:

            "2.1 Initial Term. This Agreement shall be effective from April 1, 1992 (the "Effective Date") and, unless earlier terminated in accordance with the provisions hereof, shall continue for an initial term which shall end on December 31, 2014 (the "Initial Term")."

      8. A. Effective as of January 1, 1996, the first sentence of Section 5.3 of the Agreement is deleted in its entirety and replaced with the following sentence:

            "Seller shall allow Logan Lay Time of one hour for each

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

            450 Tons of coal delivered."

      B. Effective as of January 1, 1996, the first sentence of Section 5.4 of the Agreement is deleted in its entirety and replaced with the following sentence:

            "Demurrage at the rate of [_ _ _ _] per hour (as of January 1, 1993) shall accrue for all time that exceeds the allowable Lay Time provided herein."

      9. A. Except as otherwise provided in subparagraph C of this paragraph 9 below, for the period commencing on January 1, 1996 and continuing through December 31, 1999, the Base Price for coal with the quality defined as Semi-monthly Average Contract Specifications in Section 6.2 of the Agreement ("Specification Coal") and delivered by Seller to the Point of Delivery on and after January 1, 1996, shall be determined as follows:

            On or before January 1 and July 1 of each incentive Period, Logan shall provide Seller with Power Purchaser's annualized estimate of the quantity of Specification Coal to be delivered by Seller to the Point of Delivery during the applicable Incentive Period. Except as otherwise provided m subparagraph C, below, the Base Price for Specification Coal for such Incentive Period shall be calculated pursuant to the formula:

        [_ _ _ _]

                        [_ _ _ _]

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                        [_ _ _ _]

                        [_ _ _ _]

      Calculation examples for the above formula are set forth on an Exhibit labeled, "Incentive Period Pricing" attached hereto as a part hereof.

      B. In the event that for the period commencing on January 1, 1996 and continuing through December 31, 1999, Logan purchases less than [_ _ _ _] Tons of coal from Seller in any calendar year, then, in addition to the Base Price paid by Logan pursuant to subparagraph A above, Logan shall pay to Seller an amount equal to [_ _ _ _] per Ton for all "shortfall tons". For purposes of this First Amendment, "shortfalls tons" shall mean the difference between [_ _ _ _] Tons and the Tons of coal actually purchased by Logan from Seller during any such calendar year; but reduced to the extent such shortfall is a result of suspension or rejection of deliveries pursuant to Sections 6.3, 6.4 or 6.6(a) of the Agreement, an event of Force Majeure (which does not include outages resulting from economic dispatch or any planned outages), the or termination of the Agreement in accordance with its terms; PROVIDED, HOWEVER, that during the period commencing on January 1, 1996 and continuing through December 31, 1999, any such [_ _ _ _] per Ton payment for shortfall tons shall be in lieu of and not in addition to the Dedication Fee set forth in Section 7.1 of the Agreement.

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

      C. If during any Incentive Period, Logan fails to purchase at least
[_ _ _ _] of the Power Purchaser's estimate of the quantity of Specification Coal to be delivered by Seller to the Point of Delivery for such Incentive Period, then Seller, by written notice to Logan delivered within [_ _ _ _] days following the end of such period, may elect that, commencing on the first day following the end of the Incentive Period in which Logan fails to purchase at least [_ _ _ _] of the Power Purchaser's estimate of the quantity of Specification Coal to be delivered by Seller to the Point of Delivery during such Incentive Period, the pricing for all subsequent purchases of Specification Coal shall be determined in accordance with Section 7.1 of the Agreement rather than subparagraph A of this paragraph 9 above.

      D. If Seller elects under subparagraph C of this paragraph 9 to have the Base Price determined pursuant to Section 7.1 of the Agreement, then for the period beginning on the date that the Base Price begins to be determined pursuant to Section 7.1 through December 31, 1999, if the total cost of transportation paid by Seller to CSXT pursuant to any Amendment to the April 10, 1992 Rail Transportation Contract between Seller and CSXT ("Base Rail Contract") to deliver Specification Coal purchased by Logan from Seller to the Point of Delivery during any Operating Year is less than the total transportation cost that would have been incurred under the Base Rail Contract, then Seller and Logan shall share any such savings equally.

      E. In the event that for any calendar year for which the Base Price is determined in accordance with subparagraph A of this paragraph 9 for the period beginning September 1, 1995 and ending December 31, 1995, as provided below, Logan earns and is paid a Dispatch Incentive pursuant to the terms of Paragraph 2 of Exhibit C to Amendment No. 009 to Agreement for Purchase of Electric Power, dated as June 9, 1993, between Power Purchaser and Logan, within [_ _ _ _] days of the receipt of the final installment of the Dispatch Incentive

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

payment for such year from the Power Purchaser, Logan shall pay to Seller an amount equal to the sum of the Annual Dispatch Incentives shown in the table below that corresponds to the level that the Facility was actually dispatched by Power Purchaser during such calendar year:

                           Actual Dispatch Level                                 Annual Dispatch Incentive
----------------------------------------------------------------------           -------------------------
[_ _ _ _]                                                                                   [_ _ _ _]

[_ _ _ _]                                                                                   [_ _ _ _]

[_ _ _ _]                                                                                   [_ _ _ _]

[_ _ _ _]                                                                                   [_ _ _ _]

[_ _ _ _]                                                                                   [_ _ _ _]

[_ _ _ _]                                                                                   [_ _ _ _]

[_ _ _ _]                                                                                   [_ _ _ _]

provided, that in no event shall Logan be required to pay Seller in excess of [_ _ _ _] in any calendar year pursuant to this subparagraph E; provided, further, that for the period commencing on September 1, 1995 and ending December 31, 1995, Logan shall pay to Seller an amount equal to [_ _ _ _] of the sum of the Annual Dispatch Incentives shown on the table above that correspond to the level that the Facility was actually dispatched by Power Purchaser during calendar year 1995 up to a [_ _ _ _].

      In the event that during the period that the Incentive Period Pricing is in effect under numbered paragraph 9, of the First Amendment the terms of Paragraph 2 of Exhibit C to Amendment No. 009 to Agreement for Purchase of Electric Power, dated as of June 9, 1993, between Power Purchaser and Logan are amended in a manner that adversely affects the payments, if any, to be made to Seller in accordance with subparagraph E of this paragraph 9, then Seller, by written notice to Logan, may elect that the pricing for all purchases of Specification Coal made on or after the effective date of such amendment to Paragraph 2 of Exhibit C to Amendment No. 009 to Agreement for Purchase of Electric Power shall be determined in accordance with Section 7.1 of the Agreement rather than subparagraph A of this paragraph 9 above.

      F. Logan shall maintain complete and accurate records to support any Dispatch Incentive it earns and is paid, as referenced in subparagraph E of this paragraph 9 above, during any time the Base Price is determined in accordance with subparagraph A of this paragraph 9 above. Seller shall have the right, upon reasonable prior notice, to inspect and review at Logan's offices any such records at any reasonable time for the purpose of verifying the correctness of any information related to any such Dispatch Incentive earned by Logan.

      10. Effective as of January 1, 1996, Section 7.3 of the Agreement shall be deleted in its entirety and the following shall be inserted in its place:

            "7.3 Base Escalator. For purposes of this Agreement, the "Base Escalator" shall be the cost of coal as defined by the annual average cost of "bituminous coal" used by New Jersey utilities, on a tonnage-weighted basis, as reported on FERC Form 423, (in dollars per ton) where "bituminous coal" shall have the definition set forth in Section 7.5 of this Agreement. The first Base Escalator adjustment shall occur in 1994. The value of the Base Escalator

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

established for a calendar year will be applied to all coal delivered during that calendar year. The base value of the Base Escalator is the weighted average cost of bituminous coal used by New Jersey utilities during calendar year [_ _ _ _]. Adjustments to prices which are to be made annually based on the weighted average cost of bituminous coal used by New Jersey utilities shall be calculated as follows:

     The Base Coal Price shall be increased or decreased as of January 1 of each year of the term hereof commencing on January 1, 1996 by the percentage change in the index number of the weighted annual average cost of bituminous coal used by New Jersey utilities as reported on FERC Form 423 for the twelve (12) month period (September 1 to August 31) ending four (4) months prior to the year to be adjusted, compared to such index number for calendar year 1992 (i.e., the percentage change from the September 1, 1994 to August 31, 1995 weighted annual average cost compared to the calendar year 1992 weighted annual average cost shall be used for the January 1, 1996 adjustments).

     If New Jersey utilities discontinue the development of the data providing the weighted average cost of bituminous coal used by New Jersey utilities, the parties shall agree to a substitute index or other set of data that would most closely approximate the weighted average cost of bituminous coal used by New Jersey utilities. If after thirty (30) days of negotiations the parties are unable to agree on a new basis for providing a reasonable escalation, either party may submit such matter to arbitration pursuant to Article XVIII and the arbitrator shall be directed to develop a 100% bituminous coal (as defined in Section 7.5) based escalator comparable to such escalators used by utilities in the New Jersey region for coal fired power plants or if that is not possible due to the unavailability of supporting data, an escalator that the arbitrator determines would most closely approximate the weighted average cost of bituminous coal used by New Jersey utilities."

      The parties also agree that anywhere "Base Escalator" is used in the Agreement shall mean the definition set forth in this First Amendment rather than as defined in Article 5.1B(ii) of the Agreement for Purchase of Electric Power between Atlantic Electric and Logan, from and after January 1, 1996. The parties further agree that Exhibit D to the Agreement is hereby deleted in entirety and not replaced.

      11. Effective as of January 1, 1996, Exhibit E to the Agreement shall be deleted in its entirety and replaced with "Amended Exhibit E" attached hereto as a part hereof and of the Agreement. The parties agree that anywhere "Exhibit E" is used in the Agreement shall mean "Amended Exhibit E" from and after January 1, 1996. The parties further agree that in the event there is an inconsistency between the terms of the Agreement, as amended, and Amended Exhibit E, the terms of the Agreement, as amended, shall govern.

      12. Effective as of January 1, 1996 Section 7.5 of the Agreement is hereby amended by including the following language as the new second sentence thereof:

      "The Form 423 reports for the twelve (12) month period beginning September 1, two (2) years prior to the year to be adjusted, and ending August 31 of the year immediately prior to the year to be adjusted, shall be used for adjustment purposes (i.e., September 1, 1994 to August 31, 1995 Form 423 reports for January 1, 1996 adjustments)."

      13. Effective as of September 1, 1995, Section 7.6 of the Agreement is hereby deleted in its entirety.

      14. Effective as of January 1, 1996, Section 8.3 of the Agreement shall be deleted in its entirety and the following shall be inserted in its place:

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                  "8.3 Premiums and Penalties for Ash. If the average semi-monthly ash content of the delivered coal during any billing period is less than [_ _ _ _], Logan shall pay Seller a premium of [_ _ _ _] (which is [_ _ _ _] of the Ash Disposal Price [ADP] of [_ _ _ _] per Ton of Ash effective as of January 1, 1993) per Ton for each [_ _ _ _], pro rata, that the average semi-monthly ash content is below [_ _ _ _] during such Billing Period. If the average semi-monthly ash content of the delivered coal during any Billing Period is greater than [_ _ _ _] percent, the price for such Billing Period shall be reduced by [_ _ _ _] per Ton for each [_ _ _ _], pro rata, that the average semi-monthly ash content is above
                  [_ _ _ _] during such Billing Period. The [_ _ _ _] per Ton adjustment shall be effective as of January 1, 1993 and shall be escalated each calendar year by the GDP Deflator provided however, that such escalation shall not exceed [_ _ _ _] per year and any excess shall not be reflected in the price adjustment in any succeeding year. Notwithstanding the foregoing, if the ash content of any Shipment of coal is greater than [_ _ _ _], Logan may reject the coal in accordance with Section 6.3 of this Agreement. An example of the calculation used to determine the adjustment of the premium and penalty is attached hereto as Amended Exhibit E."

      15. Effective as of January 1, 1996, Section 8.4 of the Agreement shall be deleted in its entirety and the following shall be inserted in its place:

            "8.4 Premiums and Penalties for Sulfur.

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

               Seller expects to deliver coal with a sulfur content of approximately [_ _ _ _] or less by weight. If the average semi-monthly sulfur content of the delivered coal during any Billing Period is less than [_ _ _ _], Logan shall pay Seller a premium of [_ _ _ _] per Ton for each [_ _ _ _], pro rata, that the average semi-monthly sulfur content is below [_ _ _ _] during such Billing Period. If the sulfur content of any Shipment of coal is [_ _ _ _], Logan may either (i) reject the coal in accordance with Section 6.3 of this Agreement, or (ii) accept delivery of coal and if the average semi-monthly sulfur content of all delivered coal during such Billing Period is greater that [_ _ _ _], the price for such Billing Period shall be reduced by [_ _ _ _] per Ton for each [_ _ _ _], pro rata, that the average semi-monthly sulfur content is above [_ _ _ _] during such Billing Period. The [_ _ _ _] per Ton premium and penalty shall be effective as of January 1, 1993 and shall be escalated each calendar year by the GDP Deflator provided however, that such escalation shall not exceed [_ _ _ _] per year and any excess shall not be reflected in the price adjustment in any succeeding year. An example of the calculation used to determine the adjustment of the premium and penalty is attached hereto as Amended Exhibit E."

      16. The addresses for notices set forth in Section 15.1 of the Agreement shall be deleted and the following substituted in their place:

            "If to Logan:

                    Logan Generating Company, L.P.
                    Attention:  General Counsel
                    7500 Old Georgetown Road
                    Bethesda, MD  20814-6161
                    Tel:  (301) 718-6800
                    Fax:  (301) 718-6913

            With a copy to:

                    Logan Generating Company, L.P.
                    Plant Director
                    Box 169-c
                    Route 130 South
                    Swedesboro, NJ  08085-9300
                    Tel:  (609) 467-2128
                    Fax:  (609) 467-5256

            If to Seller

                    Anker Energy Corporation
                    2708 Cranberry Square
                    Morgantown, WV  26505
                    Attention:  Vice President of Sales
                    Tel:  (304) 594-1616
                    Fax:  (304) 594-3695

      17. Seller and Logan agree that this First Amendment shall not become effective unless on or before March 29, 1996: (i) Logan shall have obtained all required consents and approvals from the Financing Parties to: (a) enter into this First Amendment, (b) terminate the Supplemental Coal Supply Contract, dated as of April 13, 1992, between Energy Resources and Logistics, Inc. and Logan and
(c) terminate the Guaranty, dated May 4, 1992, between CSX Transportation, Inc. and Union Bank of Switzerland, and (ii) the Supplemental Coal Supply Contract, dated as of April 13, 1992, between Energy Resources and Logistics, Inc. and Logan and the Guaranty, dated May 4, 1992, between CSX Transportation, Inc. and Union Bank Of Switzerland shall have been so terminated.

      18. Except as set forth in this First Amendment, the Agreement shall remain in full force and effect.

      19. The parties may execute this First Amendment in counterparts, which shall, in the aggregate, when signed by both parties constitute one and the same instrument. Each counterpart shall be deemed an original instrument as against any party that has executed such counterpart.

      IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their duly authorized representatives on the dates set forth below but to be effective as of the date first set forth above.

                                        ANKER ENERGY CORPORATION

                                             By: /s/ John J. Faltis
                                                 ----------------------------
                                             Name: John J. Faltis
                                             Title: President
                                             Date: March 29, 1996

                                        LOGAN GENERATING COMPANY, L.P.

                                             By: /s/ E. K. Hauser
                                                ----------------------------
                                             Name: E. K. Hauser
                                             Title: President & CEO
                                             Date: March 29, 1996

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                                AMENDED EXHIBIT E
                                 January 1, 1996

                             ESCALATION OF COAL BASE
                          PRICE AND OTHER BASE VALUES;
                          BILLING CALCULATION EXAMPLES

I.    Coal Base Price and Other Base Values

      A.    All Base Values are as of January 1, 1993

      B.    Coal Base Price (CBP)

            1.    Post Commercial Operation Date (COD) Tonnage Adjustment

                  a.    Annual Tons [_ _ _ _]: CBP = [_ _ _ _]

                  b.    Annual Tons [_ _ _ _]: CBP= [_ _ _ _]

                  c.    Annual Tons [_ _ _ _] CBP = [_ _ _ _]

                  d.    Annual Tons [_ _ _ _]: CBP = [_ _ _ _]

            2.    Post COD Sulfur Content Adjustment

                  a.    [_ _ _ _]

                  b.    Base values of Sulfur Content Adjustment

Sulfur Content           Adjustment to CBP
--------------           -----------------
0    - 0.49%                 [_ _ _ _]
0.50 - 0.59%                 [_ _ _ _]
0.60 - 0.69%                 [_ _ _ _]

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

Sulfur Content           Adjustment to CBP
--------------           -----------------
0.70 - 0.79%                  [_ _ _ _]
0.80 - 0.89%                  [_ _ _ _]
0.90 - 1.50%                  [_ _ _ _]
1.51 - 1.60%                  [_ _ _ _]
1.61 - 1.70%                  [_ _ _ _]
1.71 - 1.80%                  [_ _ _ _]
1.81 - 1.90%                  [_ _ _ _]
1.91% and greater             [_ _ _ _]

      C.    Dedication Fee

            1. Based on annual tonnage delivered commencing with first full Operating Year

            2. For annual tonnages less than [_ _ _ _], the Base Dedication Fee is [_ _ _ _] per Ton of shortfall

      D.    Billing Period Ash Premium/Penalty

            1. The Billing Period ash premium/penalty is based upon an Ash Disposal Price (ADP) of [_ _ _ _] per ton of ash, effective January 1, 1993

            2. Base Ash Premium of [_ _ _ _]/Ton for each [_ _ _ _], pro rata, that the weighted average semi-monthly ash content is less than [_ _ _ _]

            3. Base Ash Penalty of [_ _ _ _]/Ton for each [_ _ _ _], pro rata, that the weighted average semi-monthly ash content is greater than [_ _ _ _].

      E.    Billing Period Sulfur Premium/Penalty

            1. Base Sulfur Premium of [_ _ _ _]/Ton for each [_ _ _ _], pro rata, that the weighted average semi-monthly sulfur content is less than [_ _ _ _]

            2. Base Sulfur Penalty of [_ _ _ _]/Ton for each [_ _ _ _], pro rata, that the weighted average semi-monthly sulfur content is greater than [_ _ _ _].

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

II.   Escalation of Coal Base Price and Other Base Values

      A.    Escalators

            1.    Base Escalator

                  a. Weighted annual average cost of bituminous coal used by New Jersey utilities as reported on FERC Form 423 for the 12-month period (September 1 - August 31) ending four (4) months prior to the year to be adjusted (i.e., September 1994 to August 1995 FERC data for January 1, 1996 adjustment)

                  b. Base Value of the Base Escalator is the weighted average cost of bituminous coal used by New Jersey utilities during the period 1/01/92 thru 12/31/92 [_ _ _ _]

                  c. Bituminous coal is bituminous coal having the following quality specifications:

                        [_ _ _ _]

            2.    Gross Domestic Product - Implicit Price Deflator (GDP-IPD)

                  a. Values to be escalated by GDP-IPD will be increased or decreased as of January 1 of each year commencing January 1, 1996 by the percentage change in the index number of the GDP-IPD for the third calendar quarter of the year immediately preceding such January 1 from the index number of the GDP-IPD for the fourth quarter of 1992.

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                  b. Maximum adjustment for GDP-IPD on an annual basis is [_ _ _ _] increase or decrease from prior year.

      B.    Escalations

            1. Base Coal Price - Escalated annually by Base Escalator commencing January 1, 1994

            2. Base Sulfur Content Adjustment - Escalated annually by GDP-IPD commencing January 1, 1994

            3. Base Dedication Fee - Escalated annually by GDP-IPD commencing January 1, 1994

            4. Base Ash Premium/Penalty - Escalated annually by GDP-IPD commencing January 1, 1994. In no event shall the Base Ash Premium/Penalty (as escalated) [_ _ _ _]

            5. Base Sulfur Premium/Penalty - Escalated annually by GDP-IPD commencing January 1, 1994. In no event shall the Base Sulfur Premium/Penalty (as escalated) [_ _ _ _]

III.  Billing Period Premium and Penalty Adjustments

      A. All premiums and penalties based upon the semi-monthly weighted average analysis of coal delivered to the plant during a Billing Period.

      B.    BTU Premiums and Penalties

            1.    If actual Btu > [_ _ _ _] then Premium = [_ _ _ _]
                    [_ _ _ _]
                  -------------
                    [_ _ _ _]

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

            2.    If actual Btu < [_ _ _ _] then Penalty =
                  [_ _ _ _]
                  -----------------
                  [_ _ _ _]

      C.    Ash Premiums and Penalties

            1. Ash premium base rate = [_ _ _ _] for each [_ _ _ _], pro rata, ash is less than [_ _ _ _]

            2. Ash penalty base rate = [_ _ _ _] for each [_ _ _ _], pro rata, ash is greater than [_ _ _ _]

      D.    Sulfur Premiums and Penalties

            1. Sulfur premium base rate = [_ _ _ _] for each [_ _ _ _], pro rata, sulfur less than [_ _ _ _].

            2. Sulfur penalty base rate = [_ _ _ _] for each [_ _ _ _], pro rata, sulfur greater than [_ _ _ _]

IV.   Base Price and Base Value Calculation Examples

      A. Assumptions (although in some instances actual figures are used, these figures should be considered hypothetical and for example calculations only)

            1.    Operating Year = 1/01/96 to 12/31/96

            2. Base Escalator reference period for Operating Year (1/01/96 to 12/31/96) = 9/1/94 to 8/31/95

            3. Bituminous coal price for base period (1/01/92 - 12/31/92) = [_ _ _ _]

            4. Bituminous coal price for previous Operating Year (1/01/95 - 12/31/95) = [_ _ _ _]

            5. Average NJ utilities sulfur content (derived from data for period beginning 9/1/94 and ending 8/31/95) = [_ _ _ _]

            6. GDP-IPD reference period for Operating Year (1/01/96 to 12/31/96) = 3rd Quarter 1995

            7. GDP-IPD Values: 4th quarter 1992 = 121.8; 3rd quarter 1995 = [_ _ _ _]

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

      B.    Base Price and Base Value Adjustment

            1.    Coal Base Price

                  a.    Post COD Base Price:

                        1)    Tons of [_ _ _ _]
                              [_ _ _ _]
                                        -----
                                      [_ _ _ _]

                        2)    Tons of [_ _ _ _]
                              [_ _ _ _]
                                        -----
                                      [_ _ _ _]

                        3)    Tons of [_ _ _ _]
                              [_ _ _ _]
                                        -----
                                      [_ _ _ _]

                        4)     Tons of [_ _ _ _]
                               [_ _ _ _]
                                        -----
                                       [_ _ _ _]

                  b.    Post COD Sulfur Adjustment

                        1)    Base Adjustment
                              [_ _ _ _]
                                        -----
                                      [_ _ _ _]

                        2) Note: limitation on annual adjustment of no greater than [_ _ _ _] above or below the prior adjustment period

                  c.    Total Adjusted Base Price = [_ _ _ _]

            2.    Dedication Fee

                  a.    [_ _ _ _]
                                        -----
                                      [_ _ _ _]

                  b. Note: limitation on annual adjustment of no greater than [_ _ _ _] above or below the prior adjustment period

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

            3.    Billing Period Sulfur Premium/Penalty

                  a.    Base Sulphur Premium/Penalty Escalation:
                        [_ _ _ _]
                                        -----
                                      [_ _ _ _]

            b. Note: limitation on annual escalation adjustment of no greater than [_ _ _ _] above or below the prior adjustment period

            4.    Billing Period Ash Premium/Penalty

                  a.    Base Ash Premium/Penalty Escalation
                        [_ _ _ _]
                                        -----
                                      [_ _ _ _]

                  b. Note: limitation on annual escalation adjustment of no greater than [_ _ _ _] above or below the prior adjustment period

V.    Billing Period Premium/Penalty Calculation Examples

      A.    Billing Period Calculation

            1.    Assumptions

                  a.    Billing period 3/01/96 - 3/15/96

                  b.    Prior Operating Year tonnage = [_ _ _ _]

                  c.    Billing period tonnage = [_ _ _ _]

                  d.    Billing period weighted average coal quality:

                               Ash            [_ _ _ _]
                               Sulfur         [_ _ _ _]
                               Btu            [_ _ _ _]

                  e. Note rounding requirements of Section 19.1 of Article XIX of the Coal Supply Agreement

            2.    Calculations

                  a.    Adjusted Coal Base Price for billing period

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                        1)    [_ _ _ _] Tons Adjusted Coal Base Price + Sulfur
                              Adjustment:

                                      =  [_ _ _ _]
                                      =  [_ _ _ _]

                  b.    Coal Quality Premium Payments

                        1)    BTU =
                         [_ _ _ _]
                         -----------
                         [_ _ _ _]

                        2)    Sulfur =
                        [_ _ _ _]
                                     [_ _ _ _]

                        3)    Ash =
                        [_ _ _ _]
                                    [_ _ _ _]

VI.   Correction For Actual Quantity

            During any Operating Year the Coal Base Price shall be calculated, for invoicing purposes, on the basis of the greater of the annual quantity of [_ _ _ _] Tons or the previous Operating Year's quantity until the earlier of
(i) the date on which Seller shall have delivered [_ _ _ _] Tons in such Operating Year or (ii) the end of such Operating Year.

      A.    Assumptions

            1.    Operating Year = 1/1/96-12/31/96

            2.    Operating Year Quantity = [_ _ _ _] Tons

            3.    1/1/95-12/31/95 Quantity = [_ _ _ _] Tons

            4.    Operating Year Coal Base Price (for invoicing purposes =
                  [_ _ _ _]

            5.    Operating Year Weighed Average BTU Content = [_ _ _ _]

      B.    Correction Calculation

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

            1.    Corrected Coal Base Price =
                  [_ _ _ _]
                             ---------------------------------------
                                         [_ _ _ _]

                  [_ _ _ _]
                  [_ _ _ _]

            2.    Total BTU Adjustment

                  a.    As Billed Using Coal Base Price
                        [_ _ _ _]
                         ---------------
                             [_ _ _ _]
                         [_ _ _ _]

                  b.    Based on Corrected Coal Base Price
                        [_ _ _ _]
                         ---------------
                             [_ _ _ _]
                         [_ _ _ _]

            3.    Overpayment Calculation

                  a.    (Coal Base Price - Corrected CBP) * Tons
                        = [_ _ _ _]
                        = [_ _ _ _]

                  b.    BTU Adjustment
                        = [_ _ _ _]
                        = [_ _ _ _]

                  c.    Total Overpayment
                        = [_ _ _ _]

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

               EXHIBIT TO FIRST AMENDMENT TO COAL SUPPLY AGREEMENT

                            INCENTIVE PERIOD PRICING

EXAMPLE 1:

      Assume the PPT for the Incentive Period beginning January 1, 1996 and ending June 30, 1996 is [_ _ _ _] Tons

      Assume the Base Contract Price, per Ton, from Section 7.1 of the Agreement, as escalated as of January 1, 1996 for annualized quantities of less than [_ _ _ _] Tons = [_ _ _ _]

      Assume the Base Contract Price, per Ton, from Section 7.1 of the Agreement, as escalated as of January 1, 1996, for annual quantities of [_ _ _ _] Tons = [_ _ _ _]

      Utilizing the formula set forth at subparagraph A of numbered paragraph 9 of the First Amendment to the Coal Supply Agreement results in the following calculations:

        [_ _ _ _]                                =   [_ _ _ _]
      + [_ _ _ _]                                =   [_ _ _ _]
      --------------------------------------         ----------

      [_ _ _ _]    = [_ _ _ _] per Ton as Incentive Period Base Price

- Note that Example 1 is based on hypothetical figures for the stated Incentive Period.

EXAMPLE 2

      Assume the PPT for the Incentive Period beginning July 1, 1996 and ending December 31, 1996 is [_ _ _ _] Tons

      Assume the Base Contract Price, per Ton, from section 7.1 of the Agreement, as escalated as of July 1, 1996 for the annual quantities of less than [_ _ _ _] Tons = [_ _ _ _]

      Assume the Base Contract Price, per Ton, from section 7.1 of the Agreement, as escalated as of July 1, 1996 for annual quantities of [_ _ _ _] Tons = [_ _ _ _]

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

               EXHIBIT TO FIRST AMENDMENT TO COAL SUPPLY AGREEMENT

                            INCENTIVE PERIOD PRICING
                                    (Page 2)

EXAMPLE 2 (cont.):

      Utilizing the formula set forth at subparagraph A of numbered paragraph 9 of the First Amendment to the Coal Supply Agreement results in the following calculations:

        [_ _ _ _]
      + [_ _ _ _]
      --------------------------------------            ----------

      [_ _ _ _] per Ton as Incentive Period Base Price

- Note that Example 2 is based on hypothetical figures for the stated Incentive Period.

      In Examples 1 and 2, PPT = Power Purchaser's annualized estimate of the quantity of Specification Coal to be delivered by Seller to the Point of Delivery during the applicable Incentive Period.

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.


                                SECOND AMENDMENT
                          TO THE COAL SUPPLY AGREEMENT

      This Second Amendment to the Coal Supply Agreement (the "Second Amendment"), is entered into effective March 15, 2002, by and between Anker Energy Corporation, a Delaware corporation ("Anker"), and Logan Generating Company, L.P. (formerly Keystone Energy Service Company, L.P.), a Delaware limited partnership ("Logan").

      In consideration of the mutual promises of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. New Escalator Provisions.

      Anker and Logan hereby agree that, effective on the date this Agreement is entered into, the following provisions of the Coal Supply Agreement dated April 1, 1992, by and between Anker and Logan (the "Agreement"), as amended, shall be amended, as follows.

      (a) Section 7.1 of the Agreement shall be deleted in its entirety and the following shall be inserted in its place:

      "7.1 Base Price. The Base Price for coal with the quality defined as Semi-Monthly Average Contract Specifications in Section 6.2 and delivered by Seller to the Point of Delivery is [_ _ _ _] per Ton, effective March 16, 2002, for annual quantities of [_ _ _ _], and [_ _ _ _] per Ton, effective March 16, 2002, for annual quantities [_ _ _ _] Tons. For annual quantities between [_ _ _ _] Tons, the Base Price for Coal shall be an amount per Ton determined by linear interpolation between [_ _ _ _], effective March 16, 2002. For annual quantities between [_ _ _ _] and [_ _ _ _] Tons, the Base Price for coal shall be an amount per Ton determined by linear interpolation between [_ _ _ _], effective March 16, 2002. Commencing with the first full Operating Year and continuing with each Operating Year thereafter, for annual quantities less than [_ _ _ _] Tons, Keystone shall pay Seller a dedication fee (the "Dedication Fee") for each Ton of the shortfall amount, unless such shortfall is a result of suspension or rejection of deliveries pursuant to Sections 6.3, 6.4 or 6.6(a), an event of Force Majeure, or termination of this Agreement in accordance with its terms. Effective as of January 1, 1993, the Dedication Fee shall be [_ _ _ _] per Ton of the shortfall amount and shall be escalated each calendar year thereafter by the GDP Deflator, provided however, that such escalation shall not be more than [_ _ _ _] per year and any excess shall not be reflected in the price adjustment in any succeeding year."

      (b) Section 7.3 of the Agreement shall be deleted in its entirety and the following shall be inserted in its place:

      "7.3 Base Escalator. For purposes of this Agreement, the "Base Escalator" shall be the cost of coal as defined by the annual average cost of "bituminous coal" used by the coal-fired plants identified on Exhibit F, on a tonnage-weighted basis, as reported on FERC Form 423, (in dollars per ton) where "bituminous coal" shall have the definition set forth in Section 7.5 of this Agreement. The value of the Base Escalator established for a calendar year will be applied to all coal delivered during that calendar year. The base value of the Base Escalator is the weighted average cost of bituminous coal used by the coal-fired plants identified on Exhibit F during the twelve month period from September 1, 2000 through August 31, 2001 [_ _ _ _]. Adjustments to prices which are to be made annually based on the weighted average cost of bituminous coal used by the coal-fired plants identified on Exhibit F shall be calculated as follows:

             The Base Price for coal shall be increased or decreased as of January 1 of each year of the term hereof commencing on January 1, 2003 by the percentage change in the index number of the weighted average cost of bituminous coal used by the coal-fired plants identified on Exhibit F as reported on FERC Form 423 for the twelve (12) month period (September 1 to August 31) ending four
(4) months prior to the year to be adjusted, compared to such index number for the twelve (12) month period from September 1, 2000 through August 31, 2001 (e.g., the percentage change from the September 1, 2001 to August 31, 2002 weighted annual average cost compared to the weighted annual average cost for the period September 1, 2000 through August 31, 2001 shall be used for January 1, 2003 adjustments).

             If plants among those identified on Exhibit F discontinue the reporting of bituminous coal costs on FERC Form 423, such that for any one year period (September 1 through August 31) the total volume of bituminous coal reported on FERC Form 423 by the plants identified in Exhibit F is less than [_ _ _ _] of the total volume reported by those plants during the period from September 1, 2000 through August 31, 2001 (i.e., [_ _ _ _] tons), the parties shall agree to a substitute index or other set of data to calculate the Base Escalator beginning in the next contract year. If after thirty (30) days of negotiations the parties are unable to agree on a new basis for providing a reasonable escalation, either party may submit such matter to arbitration pursuant to Article XVIII and the arbitrator shall be directed to develop a reasonable 100% bituminous coal (as defined in Section 7.5) based escalator.

      (c) Section 7.4 of the Agreement shall be deleted in its entirety.

      (d) Section 7.5 of the Agreement shall be deleted in its entirety and the following shall be inserted in its place:

      "7.5 Bituminous Coal. The annual average cost of bituminous coal (for purposes of the Base Escalator) shall be based on the Form 423 reports filed with FERC by the coal-fired plants identified in Exhibit F reporting the annual average cost of bituminous coal used by such plants. For purposes of this Agreement "bituminous coal" shall mean bituminous coal with the following quality specifications:

Bituminous Coal Parameter         As Received Ranges
-------------------------         ------------------
Heating Value, Btu/Lb             [_ _ _ _]
Ash Content, %                    [_ _ _ _]
Sulfur Content, %                 [_ _ _ _]
Mine Source (States)              Maryland, West Virginia, Virginia, Pennsylvania, Kentucky

      (e) Exhibit F shall be added to the Coal Supply Agreement, in the form of Exhibit F attached to this Second Amendment.

      2. The parties may execute this Second Amendment in counterparts, which shall, in the aggregate, when signed by both parties constitute one and the same instrument. Each counterpart shall be deemed an original as against any party that has executed that counterpart.

            IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by their duly authorized representatives on the dates set forth below.

ANKER ENERGY CORPORATION                         LOGAN GENERATING COMPANY, L.P.

By: /s/ Gerald Peacock                           By: /s/ E. K. Hauser
   ----------------------------                     ----------------------------
Name: Gerald Peacock                             Name: Ernest K. Hauser
Title: President                                 Title: President and CEO
Date: April 5, 2002                              Date: April 5, 2002

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.



                                    EXHIBIT F
                COAL-FIRED PLANTS INCLUDED IN THE BASE ESCALATOR
                AND WEIGHTED AVERAGE COST OF COAL BY THOSE PLANTS
                          AS REPORTED ON FERC FORM 423

                                                            SEPTEMBER 2000 - AUGUST 2001
                   PLANT                                    TONS (000S)   DELIVERED $/TON
                   -----                                    -----------   ---------------
Albright                                                      [_ _ _ _]       [_ _ _ _]
Allen (DUPC)                                                  [_ _ _ _]       [_ _ _ _]
Amos                                                          [_ _ _ _]       [_ _ _ _]
Arkwright                                                     [_ _ _ _]       [_ _ _ _]
Asheville                                                     [_ _ _ _]       [_ _ _ _]
Bailly                                                        [_ _ _ _]       [_ _ _ _]
Beckjord                                                      [_ _ _ _]       [_ _ _ _]
Belews Creek                                                  [_ _ _ _]       [_ _ _ _]
Big Bend Transfer Facility @ Davant Terminal                  [_ _ _ _]       [_ _ _ _]
Big Sandy (KPC)                                               [_ _ _ _]       [_ _ _ _]
Bowen                                                         [_ _ _ _]       [_ _ _ _]
Bremo Bluff                                                   [_ _ _ _]       [_ _ _ _]
Brown (KUC)                                                   [_ _ _ _]       [_ _ _ _]
Buck (DUPC)                                                   [_ _ _ _]       [_ _ _ _]
Bull Run (TVA)                                                [_ _ _ _]       [_ _ _ _]
Campbell (CEC)                                                [_ _ _ _]       [_ _ _ _]
Canadys                                                       [_ _ _ _]       [_ _ _ _]
Cape Fear                                                     [_ _ _ _]       [_ _ _ _]
Cardinal                                                      [_ _ _ _]       [_ _ _ _]
Carlson                                                       [_ _ _ _]       [_ _ _ _]
Chesapeake Energy Center                                      [_ _ _ _]       [_ _ _ _]
Chesterfield                                                  [_ _ _ _]       [_ _ _ _]
Cliffside                                                     [_ _ _ _]       [_ _ _ _]
Clifty Creek                                                  [_ _ _ _]       [_ _ _ _]
Clinch River                                                  [_ _ _ _]       [_ _ _ _]
Clover                                                        [_ _ _ _]       [_ _ _ _]
Cobb                                                          [_ _ _ _]       [_ _ _ _]
Colbert                                                       [_ _ _ _]       [_ _ _ _]
Cooper                                                        [_ _ _ _]       [_ _ _ _]
Cope                                                          [_ _ _ _]       [_ _ _ _]
Crist                                                         [_ _ _ _]       [_ _ _ _]
Cross                                                         [_ _ _ _]       [_ _ _ _]
Crystal R@ Int Marine Terminal                                [_ _ _ _]       [_ _ _ _]
Crystal River                                                 [_ _ _ _]       [_ _ _ _]
Cumberland (TVA)                                              [_ _ _ _]       [_ _ _ _]
Dale (EKPC)                                                   [_ _ _ _]       [_ _ _ _]
Dan River                                                     [_ _ _ _]       [_ _ _ _]
Deerhaven                                                     [_ _ _ _]       [_ _ _ _]
East Bend                                                     [_ _ _ _]       [_ _ _ _]
Eckert                                                        [_ _ _ _]       [_ _ _ _]

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.


Edgewater (WPL)                                               [_ _ _ _]       [_ _ _ _]
Edwards                                                       [_ _ _ _]       [_ _ _ _]
Erickson                                                      [_ _ _ _]       [_ _ _ _]
Gallagher                                                     [_ _ _ _]       [_ _ _ _]
Gannon                                                        [_ _ _ _]       [_ _ _ _]
Gaston (ALAP)                                                 [_ _ _ _]       [_ _ _ _]
Gavin                                                         [_ _ _ _]       [_ _ _ _]
Ghent                                                         [_ _ _ _]       [_ _ _ _]
Glen Lyn                                                      [_ _ _ _]       [_ _ _ _]
Grainger                                                      [_ _ _ _]       [_ _ _ _]
Grand Rivers Terminal (BRT Transfer Facility)                 [_ _ _ _]       [_ _ _ _]
Green River (KUC)                                             [_ _ _ _]       [_ _ _ _]
Hamilton (HAMI)                                               [_ _ _ _]       [_ _ _ _]
Hammond (GPCO)                                                [_ _ _ _]       [_ _ _ _]
Harbor Beach                                                  [_ _ _ _]       [_ _ _ _]
Harlee Branch                                                 [_ _ _ _]       [_ _ _ _]
Hutchings                                                     [_ _ _ _]       [_ _ _ _]
James De Young                                                [_ _ _ _]       [_ _ _ _]
Jefferies                                                     [_ _ _ _]       [_ _ _ _]
John Sevier                                                   [_ _ _ _]       [_ _ _ _]
Kammer                                                        [_ _ _ _]       [_ _ _ _]
Kanawha River                                                 [_ _ _ _]       [_ _ _ _]
Kingston                                                      [_ _ _ _]       [_ _ _ _]
Kyger Creek                                                   [_ _ _ _]       [_ _ _ _]
Lee (CPLC)                                                    [_ _ _ _]       [_ _ _ _]
Lee (DUPC)                                                    [_ _ _ _]       [_ _ _ _]
Lowman (Tombigbee)                                            [_ _ _ _]       [_ _ _ _]
Manitowoc                                                     [_ _ _ _]       [_ _ _ _]
Marshall (DUPC)                                               [_ _ _ _]       [_ _ _ _]
Marysville                                                    [_ _ _ _]       [_ _ _ _]
Mayo                                                          [_ _ _ _]       [_ _ _ _]
McDonough                                                     [_ _ _ _]       [_ _ _ _]
McIntosh (LALW)                                               [_ _ _ _]       [_ _ _ _]
McIntosh (SAEP)                                               [_ _ _ _]       [_ _ _ _]
McMeekin                                                      [_ _ _ _]       [_ _ _ _]
Merrimack                                                     [_ _ _ _]       [_ _ _ _]
Miami Fort                                                    [_ _ _ _]       [_ _ _ _]
Mill Creek (LG&E)                                             [_ _ _ _]       [_ _ _ _]
Mitchell (GPCO)                                               [_ _ _ _]       [_ _ _ _]
Mitchell (OPC)                                                [_ _ _ _]       [_ _ _ _]
Monroe (DETED)                                                [_ _ _ _]       [_ _ _ _]
Morrow (SOMI)                                                 [_ _ _ _]       [_ _ _ _]
Mountaineer                                                   [_ _ _ _]       [_ _ _ _]
Muskingum River                                               [_ _ _ _]       [_ _ _ _]
Oak Creek South                                               [_ _ _ _]       [_ _ _ _]
Port Washington (Wep)                                         [_ _ _ _]       [_ _ _ _]
Possum Point                                                  [_ _ _ _]       [_ _ _ _]
Presque Isle                                                  [_ _ _ _]       [_ _ _ _]
River Rouge                                                   [_ _ _ _]       [_ _ _ _]

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.


Riverbend                                                   [_ _ _ _]      [_ _ _ _]
Robinson                                                    [_ _ _ _]      [_ _ _ _]
Rochester 7 (Russell Station)                               [_ _ _ _]      [_ _ _ _]
Rockport (INMI)                                             [_ _ _ _]      [_ _ _ _]
Roxboro                                                     [_ _ _ _]      [_ _ _ _]
Schahfer                                                    [_ _ _ _]      [_ _ _ _]
Scherer                                                     [_ _ _ _]      [_ _ _ _]
Scholz                                                      [_ _ _ _]      [_ _ _ _]
Seminole (SECI)                                             [_ _ _ _]      [_ _ _ _]
Sims                                                        [_ _ _ _]      [_ _ _ _]
Sporn                                                       [_ _ _ _]      [_ _ _ _]
Spurlock                                                    [_ _ _ _]      [_ _ _ _]
St. Clair                                                   [_ _ _ _]      [_ _ _ _]
St. Johns River Power                                       [_ _ _ _]      [_ _ _ _]
Stanton Energy Center                                       [_ _ _ _]      [_ _ _ _]
Stuart                                                      [_ _ _ _]      [_ _ _ _]
Sutton                                                      [_ _ _ _]      [_ _ _ _]
Tanners Creek                                               [_ _ _ _]      [_ _ _ _]
Trenton Channel                                             [_ _ _ _]      [_ _ _ _]
Tyrone (KUC)                                                [_ _ _ _]      [_ _ _ _]
Urquhart - SCEG                                             [_ _ _ _]      [_ _ _ _]
W.H. Zimmer                                                 [_ _ _ _]      [_ _ _ _]
Wansley                                                     [_ _ _ _]      [_ _ _ _]
Wateree (SOCG)                                              [_ _ _ _]      [_ _ _ _]
Weadock                                                     [_ _ _ _]      [_ _ _ _]
Weatherspoon                                                [_ _ _ _]      [_ _ _ _]
Whitewater                                                  [_ _ _ _]      [_ _ _ _]
Whiting (CEC)                                               [_ _ _ _]      [_ _ _ _]
Widows Creek                                                [_ _ _ _]      [_ _ _ _]
Williams-ST                                                 [_ _ _ _]      [_ _ _ _]
Willow Island                                               [_ _ _ _]      [_ _ _ _]
Winyah                                                      [_ _ _ _]      [_ _ _ _]
Wyandotte (WYAN)                                            [_ _ _ _]      [_ _ _ _]
Yates                                                       [_ _ _ _]      [_ _ _ _]
Yorktown                                                    [_ _ _ _]      [_ _ _ _]

Total Tons/Weighted Avg. $ per Ton                          [_ _ _ _]      [_ _ _ _]

                                          * CONFIDENTIAL MATERIAL HAS BEEN
                                            OMITTED AND FILED SEPARATELY WITH
                                            THE SECURITIES AND EXCHANGE
                                            COMMISSION. BRACKETS AND UNDERSCORES
                                            DENOTE SUCH OMISSIONS.



                                                                  EXECUTION COPY

                                 THIRD AMENDMENT
                          TO THE COAL SUPPLY AGREEMENT

      This Third Amendment to the Coal Supply Agreement (the "Third Amendment"), is entered into effective October 1, 2004, by and between Anker Energy Corporation, a Delaware corporation ("Anker"), and Logan Generating Company, L.P. (formerly Keystone Energy Service Company, L.P.), a Delaware limited partnership ("Logan").

      In consideration of the mutual promises of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1. Quarterly Escalation.

      Anker and Logan hereby agree that, effective on the date this Third Amendment is entered into, the following provisions of the Coal Supply Agreement dated April 1,1992, by and between Anker and Logan (the "Agreement"), as amended, shall be further amended, as follows.

      (a) Section 7.2 of the Agreement shall be deleted in its entirety and the following shall be inserted in its place:

      "7.2 Escalation of Base Price. From January 1, 1993 through September 30, 2004, the Base Price for Coal delivered by Seller to the Point of Delivery shall be adjusted on an annual basis, and from October 1, 2004 through the expiration of the Initial Term or any Extended Term of this Agreement the Base Price for Coal delivered by Seller to the Point of Delivery shall be adjusted on a quarterly basis (effective January 1, April 1, July 1 and October 1 of each calendar year), by the Base Escalator pursuant to Section 7.3 or, if applicable, the New Base Escalator or other escalator determined pursuant to Section 7.6."

      (b) Section 7.3 of the Agreement shall be deleted in its entirety and the following shall be inserted in its place:

      "7.3 Base Escalator. For purposes of this Agreement, the "Base Escalator" shall be the cost of coal as defined by the annual average cost of "bituminous coal" used by the coal-fired plants identified on Exhibit F, on a tonnage-weighted basis, as reported on FERC Form 423, (in dollars per ton) where "bituminous coal" shall have the definition set forth in Section 7.5 of this Agreement. The value of the Base Escalator established for a calendar year will be applied to all coal delivered during that calendar year; provided, however, that for periods from October 1, 2004, the value of the Base Escalator established for a quarter will be applied to all coal delivered during that quarter. The base value of the Base Escalator is the weighted average cost of bituminous coal used by the coal-fired plants identified on Exhibit F during the twelve month period from September 1, 2000 through August 31, 2001 [_ _ _ _]. Adjustments to prices which are to be made annually or quarterly based on the weighted average cost of bituminous coal used by the coal-fired plants identified on Exhibit F shall be calculated as follows:

      "The Base Price for coal shall be increased or decreased as of January 1 of each year of the term hereof commencing on January 1, 2003, and shall be increased or decreased as of each January 1, April 1, July 1 and October 1 of each year commencing with October 1, 2004, by the

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                                                                  EXECUTION COPY

percentage change in the index number of the weighted average cost of bituminous coal used by the coal-fired plants identified on Exhibit F as reported on FERC Form 423 for the twelve (12) month period ending four (4) months prior to the period to be adjusted, compared to such index number for the twelve (12) month period from September 1, 2000 through August 31, 2001 (e.g., the percentage change from the September 1, 2001 to August 31, 2002 weighted annual average cost compared to the weighted annual average cost for the period September 1, 2000 through August 31, 2001 shall be used for January 1, 2003 adjustments; the percentage change from the September 1, 2001 to August 31, 2002 weighted annual average cost compared to the weighted annual average cost for the period June 1, 2003 through May 31, 2004 shall be used for the quarter commencing October 1,
2004).

"If plants among those identified on Exhibit F discontinue the reporting of bituminous coal costs on FERC Form 423, such that for any one year period (September 1 through August 31) the total volume of bituminous coal reported on FERC Form 423 by the plants identified in Exhibit F is less than [_ _ _ _]) of the total volume reported by those plants during the period from October 1, 2004 through December 31, 2004 (i.e., [_ _ _ _] tons), the parties shall agree to a substitute index or other set of data to calculate the Base Escalator beginning in the next contract year. If after thirty (30) days of negotiations the parties are unable to agree on a new basis for providing a reasonable escalation, either party may submit such matter to arbitration pursuant to Article XVIII and the arbitrator shall be directed to develop a reasonable 100% bituminous coal (as defined in Section 7.5) based escalator."

      2. Coal Requirements.

      (a) The following provision shall be added to the Agreement and inserted as Section 4.8.

      "4.8 Reduction/Release of Requirements. Notwithstanding anything to the contrary in this Agreement, Logan will be released from its obligations to purchase its full coal requirements from Seller, and Seller will be released from its obligations to supply coal to Logan, on the basis set forth in this
Section 4.8. Logan may reduce its obligation to purchase coal from Seller for a time by providing Seller with written notification of such reduction, including the number of tons by which Logan's obligation will be reduced during that period and the calendar term during which Logan will be excused from its full coal requirements obligation, which term shall be for a period of at least one year unless otherwise agreed by Seller; provided that the term of reduced obligation may not begin less than 90 days after written notification is provided by Logan unless otherwise agreed by Seller. Except during the term of and to the extent of any reduced obligation as provided in this Section 4.8, Seller will continue its obligation to reserve and supply, and Logan will continue its obligation to take, up to Logan's full coal requirements for the term of this Agreement. If in each of two consecutive years or more Logan reduces its obligation to purchase coal from Seller below sixty percent (60%) of its total annual requirements, then for the remainder of the term of this Agreement, Seller will be released from the annual obligation to supply the number of tons of coal by which Logan reduced its obligation during each of those two years, and will be released from the obligation to reserve the number of tons of coal by which Logan reduced its obligation during each of those two years multiplied by the number of years remaining in the term of this Agreement. If in each of three consecutive years Logan reduces its obligation to purchase less than all of its coal requirements from Seller, then Seller shall be released from its annual obligation to supply the number of tons of coal by

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                                                                  EXECUTION COPY

which Logan reduced its obligation during each of the three years, and will be released from the obligation to reserve the number of tons of coal by which Logan reduced its obligation during each of those three years multiplied by the number of years remaining the term of this Agreement."

      IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized representatives on the dates set forth below.

ANKER ENERGY CORPORATION                   LOGAN GENERATION COMPANY, L.P.

By: /s/ Raymond J. McElhaney               By:  /s/
   --------------------------------            ---------------------------------
Name: Raymond J. McElhaney                 Name: _______________________________
Title: President                           Title: ______________________________
Date: 4/20/2005                            Date: _______________________________

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                                                                  EXECUTION COPY

                         COAL PRICE ADJUSTMENT AGREEMENT

            This Coal Price Adjustment Agreement (the "Agreement"), is entered into effective October 1, 2004, by and between Anker Energy Corporation, a Delaware corporation ("Anker"), and Logan Generating Company, L.P. (formerly Keystone Energy Service Company, L.P.), a Delaware limited partnership ("Logan").

      In consideration of the mutual promises of the parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to supplement the price paid for coal delivered under the Coal Supply Agreement dated April 1,1992, by and between Anker and Logan (the "CSA"), as amended, according to the following terms:

      1. Term. This Agreement will remain in effect during the Initial Term and any Extension Periods permitted according to the provisions hereof, unless terminated according to paragraphs 3 or 4 hereof. The Initial Term of this Agreement will be October 1, 2004 through December 31, 2004. The Term may be extended for additional three month periods ("Extension Periods") pursuant to the options available to Anker, as described in paragraph 3 hereof.

      2. Performance Payments. During each month of the Term, a Performance Payment will be available to Anker in an amount equal to [_ _ _ _], after giving effect to the provisions of the Third Amendment to the Coal Supply Agreement providing for quarterly adjustment of the Base Escalator. The Performance Payment available to Anker will be payable to Anker after the end of each month if Anker has fully performed its obligations for that month in accordance with the terms of the CSA and this Agreement. In any month in which Anker has not fully performed its obligations under the CSA and this Agreement, the Performance Payment otherwise available under the terms of this Agreement will be forfeited.

      3. Renewable Options. At the conclusion of the Initial Term and each Extension Period thereafter, Anker will be granted an option to renew the availability of Performance Payments for an additional three-month period if Anker has fully performed its obligations in accordance with the terms of the CSA and this Agreement during the most recent three-month period, but not otherwise. To the extent the option is otherwise available, Anker shall be deemed to automatically exercise each option to renew the availability of Performance Payments for an Extension Period unless Anker affirmatively notifies Logan in writing to the contrary at least 5 days prior to the expiration of the Initial Term or any Extension Period. If during the Initial Term or any Extension Period Anker has failed to fully perform its obligations under the terms of the CSA and this Agreement, this Agreement shall not be renewable; provided, however, that Anker shall have the option to renew the availability of Performance Payments for an additional three-month period if such failure to make full performance of the CSA or this Agreement is excused by Force Majeure (as defined in Sections 11.1 through 11.3 of the CSA); and further provided, however, that if a continuation of Force Majeure based on the same events or conditions shall exceed 90 days, this Agreement may be terminated by Logan.

                                       * CONFIDENTIAL MATERIAL HAS BEEN
                                         OMITTED AND FILED SEPARATELY WITH
                                         THE SECURITIES AND EXCHANGE
                                         COMMISSION. BRACKETS AND UNDERSCORES
                                         DENOTE SUCH OMISSIONS.

                                                                  EXECUTION COPY

      4. Termination. The Price Adjustment Agreement may be terminated by either party upon any of the following occurrences: (a) the failure by Anker to perform under or to exercise (for any reason) an option to renew the terms of this Agreement as stated above; (b) the date upon which the Base Price for coal under the CSA for any period (as calculated without the Performance Payment) equals or exceeds the sum of [_ _ _ _]; or (c) the Base Escalator index under the CSA decreases for two quarters.

      5. Miscellaneous Provisions.

      (a) Each of the parties represents and warrants that the undersigned representative is duly authorized to enter into this Agreement and bind that party with respect to the terms hereof.

      (b) This Agreement may not be amended, supplemented, modified or extended except by an instrument in writing signed by both of the parties hereto. Any failure by either party to enforce any provisions hereof shall not constitute a waiver by that party of its right subsequently to enforce the same or any other provision hereof.

      (c) For purposes of any calculations required under this Agreement, amounts per ton shall be rounded to the nearest one-tenth of one cent, and all other amounts shall be rounded to the nearest fourth place after the decimal, provided; however, that the amount of any Performance Payment available and/or payable in any month pursuant to Section 2 shall be rounded to the nearest cent.

      (d) This Agreement will be governed and interpreted according to the laws of the state of New Jersey, without giving effect to any conflict of law principles.

      (e) The parties both acknowledge that they have jointly participated in the preparation of this Agreement, and its terms shall be interpreted without regard to which of the parties drafted the Agreement or any of its provisions.

      (f) The parties may execute this Agreement in counterparts, which shall together constitute a single document, and each counterpart shall be deemed an original and enforceable against the party who signed it.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the dates set forth below.

ANKER ENERGY CORPORATION                   LOGAN GENERATION COMPANY, L.P.

By: /s/ Raymond J. McElhaney               By: /s/
   --------------------------------            ---------------------------------
Name: Raymond J. McElhaney                 Name: _______________________________
Title: President                           Title: ______________________________
Date: 4/20/05                              Date: _______________________________

                                       2